AGREEMENT AND PLAN OF MERGER

                                BY AND AMONG

                              PHONE.COM, INC.,

                           SILVER MERGER SUB INC.

                                    AND

                             SOFTWARE.COM, INC.

                         DATED AS OF AUGUST 8, 2000




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                             TABLE OF CONTENTS

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AGREEMENT AND PLAN OF MERGER.......................................................................1

ARTICLE 1. THE MERGER..............................................................................2

     SECTION 1.1 The Merger........................................................................2

     SECTION 1.2 Closing...........................................................................2

     SECTION 1.3 Effective Time....................................................................2

     SECTION 1.4 Effects of the Merger.............................................................3

     SECTION 1.5 Certificates of Incorporation and By-laws of the Surviving Corporation............3

     SECTION 1.6 Directors and Officers............................................................3

ARTICLE 2. EFFECTS OF THE MERGER ON THE CAPITAL STOCK OF SOFTWARE.COM; EXCHANGE OF
                 CERTIFICATES......................................................................3

     SECTION 2.1 Effect on Software.com Capital Stock..............................................3

     SECTION 2.2 Exchange of Shares and Certificates...............................................6

     SECTION 2.3 Certain Adjustments...............................................................8

ARTICLE 3. REPRESENTATIONS AND WARRANTIES..........................................................8

     SECTION 3.1 Representations and Warranties of Phone and Merger Sub............................8

     SECTION 3.2 Representations and Warranties of Software.com...................................22

ARTICLE 4. COVENANTS RELATING TO CONDUCT OF BUSINESS SECTION......................................35

     SECTION 4.1 Conduct of Business..............................................................35

     SECTION 4.2 No Solicitation by Phone.........................................................40

     SECTION 4.3 No Solicitation by Software.com..................................................42

ARTICLE 5. ADDITIONAL AGREEMENTS..................................................................44

     SECTION 5.1 Preparation of the Form S-4 and the Joint Proxy Statement;  Stockholders'
                      Meetings....................................................................44

     SECTION 5.2 Pooling Letters..................................................................45

     SECTION 5.3 Access to Information; Confidentiality...........................................45

     SECTION 5.4 Commercially Reasonable Efforts..................................................46

     SECTION 5.5 Indemnification, Exculpation and Insurance.......................................46

     SECTION 5.6 Fees and Expenses................................................................48

     SECTION 5.7 Public Announcements.............................................................48

     SECTION 5.8 Affiliates.......................................................................48

     SECTION 5.9 Nasdaq Listing...................................................................49

     SECTION 5.10 Tax and Accounting Treatment....................................................49

     SECTION 5.11 Post-Merger Operations..........................................................49

     SECTION 5.12 Conveyance Taxes................................................................49

     SECTION 5.13 Employee Benefits...............................................................49

     SECTION 5.14 Consents of Accountants.........................................................50

     SECTION 5.15 Phone Board and Officers........................................................50

     SECTION 5.16 Rights Plans....................................................................50

     SECTION 5.17 Action by Board of Directors....................................................50

ARTICLE 6. CONDITIONS PRECEDENT...................................................................51

     SECTION 6.1 Conditions to Each Party's Obligation to Effect The Merger.......................51

     SECTION 6.2 Conditions to Obligations of Software.com........................................52

     SECTION 6.3 Conditions to Obligations of Phone and Merger Sub................................53

ARTICLE 7. TERMINATION, AMENDMENT AND WAIVER......................................................54

     SECTION 7.1 Termination......................................................................54

     SECTION 7.2 Effect of Termination............................................................55

     SECTION 7.3 Amendment........................................................................57

     SECTION 7.4 Extension; Waiver................................................................58

ARTICLE 8. GENERAL PROVISIONS.....................................................................58

     SECTION 8.1 Nonsurvival of Representations and Warranties....................................58

     SECTION 8.2 Notices..........................................................................58

     SECTION 8.3 Definitions......................................................................59

     SECTION 8.4 Interpretation...................................................................60

     SECTION 8.5 Counterparts.....................................................................60

     SECTION 8.6 Entire Agreement; No Third-Party Beneficiaries...................................60

     SECTION 8.7 Governing Law....................................................................61

     SECTION 8.8 Assignment.......................................................................61

     SECTION 8.9 Consent to Jurisdiction..........................................................61

     SECTION 8.10 Headings, etc...................................................................61

     SECTION 8.11 Severability....................................................................61
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EXHIBITS

EXHIBIT A--Form of Phone Stock Option Agreement
EXHIBIT B--Form of Software.com Stock Option Agreement
EXHIBIT C--Form of Software.com Voting Agreement
EXHIBIT D--Form of Phone Voting Agreement
EXHIBIT E--Form of Software.com Affiliate Letter
EXHIBIT F--Form of Phone Affiliate Letter
EXHIBIT G--Form of Strategic Alliance MOU
EXHIBIT H--Form of Software.com Special Affiliate Letter




                        AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER dated as of August 8, 2000, by and among PHONE.COM, INC., a Delaware corporation ("Phone"), SILVER MERGER SUB INC., a Delaware corporation and a wholly owned subsidiary of Phone ("Merger Sub") and SOFTWARE.COM, INC., a Delaware corporation ("Software.com").

                            W I T N E S S E T H:

                  WHEREAS, the Boards of Directors of Phone and Software.com deem it advisable and in the best interests of each corporation and its respective stockholders that Phone and Software.com engage in a business combination in a merger of equals in order to advance the long-term strategic business interests of Phone and Software.com; and

                  WHEREAS, in furtherance thereof, the Boards of Directors of each of Phone, Merger Sub and Software.com have approved this Agreement and the merger of Merger Sub with and into Software.com with Software.com continuing as the surviving corporation (the "Merger") and have deemed the Merger advisable, upon the terms and subject to the conditions set forth in this Agreement; and

                  WHEREAS, the Boards of Directors of each of Phone, Merger Sub and Software.com, having determined that the Merger and the other transactions contemplated hereby are advisable and in the best interests of its stockholders, have approved the transactions contemplated by this Agreement, the Option Agreements, the Voting Agreements and the Strategic Alliance MOU (as such terms are hereinafter defined) in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"); and

                  WHEREAS, the Board of Directors of Software.com has resolved to recommend to Software.com's stockholders the approval and adoption of this Agreement, and the consummation of the transactions contemplated hereby upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, the Board of Directors of Phone has resolved to recommend to Phone's stockholders the approval of the issuance of shares of Phone Common Stock (as hereinafter defined) pursuant to the Merger and the amendment to Phone's Certificate of Incorporation to change the name of Phone as of the Effective Time to a name to be mutually agreed upon in good faith by Phone and Software.com following the date hereof (the "Phone Charter Amendment"); and

                  WHEREAS, as a condition and inducement to the execution of this Agreement, contemporaneously herewith Software.com and Phone will enter into a stock option agreement (the "Phone Option Agreement") attached hereto as Exhibit A and a stock option agreement (the "Software.com Option Agreement" and, together with the Phone Option Agreement, the "Option Agreements") attached hereto as Exhibit B; and

                  WHEREAS, as a condition and inducement to the execution of this Agreement, contemporaneously herewith certain stockholders of Phone will enter into a voting agreement (the "Phone Voting Agreement") attached hereto as Exhibit C and certain stockholders of Software.com will enter into a voting agreement (the "Software.com Voting Agreement" and together with the Phone Voting Agreement, the "Voting Agreements") attached hereto as Exhibit D; and

                  WHEREAS, as a condition and inducement to the execution of this Agreement, contemporaneously herewith Software.com and Phone will enter into the Reciprocal Reseller License and Services Memorandum of Understanding (the "Strategic Alliance MOU") attached hereto as Exhibit G; and

                  WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended, (the "Code"), and the rules and regulations promulgated thereunder and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of section 368(a) of the Code.

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, in the Option Agreements, the Voting Agreements and the Strategic Alliance MOU the parties agree as follows:

                                 ARTICLE 1.

                                 THE MERGER

        SECTION 1.1 The Merger.

                  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into Software.com at the Effective Time (as defined in Section 1.3 hereof). Following the Effective Time, the separate corporate existence of Merger Sub shall cease and Software.com shall continue as the surviving corporation (the "Surviving Corporation") in the Merger and shall succeed to and assume all the rights, privileges, immunities, properties, powers and franchises of Merger Sub in accordance with the DGCL.

        SECTION 1.2 Closing.

                  The closing of the Merger (the "Closing") shall take place at 10:00 a.m., California time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article 6 (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 220, Palo Alto, California 94301, unless another time, date or place is agreed to in writing by the parties hereto.

        SECTION 1.3 Effective Time.

                  Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the "Secretary of State") a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State, or at such subsequent date or time as Phone and Software.com shall agree and specify in the Certificate of Merger (the time Merger becomes effective being hereinafter referred to as the "Effective Time").

        SECTION 1.4 Effects of the Merger.

                  The Merger shall have the effects set forth in Section 259 of the DGCL.

        SECTION 1.5 Certificates of Incorporation and By-laws of the Surviving Corporation.

                  At the Effective Time, subject to the requirements of
Section 5.5, the Certificate of Incorporation and the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and by-laws of the Surviving Corporation, in each case until thereafter amended in accordance with applicable law.

        SECTION 1.6 Directors and Officers.

                  The directors and officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and by-laws.

                                ARTICLE 2.

               EFFECTS OF THE MERGER ON THE CAPITAL STOCK OF
                   SOFTWARE.COM; EXCHANGE OF CERTIFICATES

        SECTION 2.1 Effect on Software.com Capital Stock.

                  As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holders of any shares of common stock, par value $0.001 per share, of Software.com ("Software.com Common Stock") or any shares of common stock of Merger Sub:

                  (a) Conversion of Software.com Common Stock.

                  Each issued and outstanding share of Software.com Common Stock (other than any shares of Software.com Common Stock to be canceled pursuant to Section 2.1(c) hereof) shall be converted into the right to receive 1.6105 (the "Exchange Ratio") fully paid and nonassessable shares of common stock, par value $0.001 per share, of Phone ("Phone Common Stock"). As of the Effective Time, all such shares of Software.com Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. As of the Effective Time, each certificate theretofore representing shares of Software.com Common Stock, without any action on the part of Phone, Software.com or the holder thereof, shall be deemed to represent that number of shares of Phone Common Stock determined by multiplying the shares of Software.com Common Stock represented thereby by the Exchange Ratio. Each holder of a certificate representing any shares of Software.com Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, certificates representing the shares of Phone Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2 hereof without interest.

                  (b) Capital Stock of Merger Sub.

                  Each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (c) Cancellation of Treasury Shares. Each share of Software.com Common Stock held in the treasury of Software.com, or owned by Phone or any direct or indirect subsidiary of Software.com or Phone immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange thereof.

                  (d) Assumption and Conversion of Software.com Options.

                      (i) As of the Effective Time, each outstanding option or warrant to purchase Software.com Common Stock (a "Software.com Option") issued under each Software.com Stock Plan (as defined in Section 3.2(c)) shall thereafter entitle the holder thereof to receive, upon the exercise thereof, that number of shares of Phone Common Stock equal to the product of (w) the number of shares of Software.com Common Stock subject to such Software.com Option immediately prior to the Effective Time and (x) the Exchange Ratio, at an exercise price for each full share of Phone Common Stock subject to such Software.com Option equal to (y) the exercise price per share of Software.com Common Stock subject to such Software.com Option divided by (z) the Exchange Ratio, which exercise price per share shall be rounded up to the nearest two-place decimal. The number of shares of Phone Common Stock that may be purchased by a holder upon the exercise of any Software.com Option shall not include any fractional share of Phone Common Stock but shall be rounded, in the case of any Software.com Option other than an "incentive stock option" (within the meaning of section 422 of the Code), up and, in the case of any incentive stock option, down to the nearest whole share, if necessary.

                      (ii) As of the Effective Time, Phone shall assume in full each Software.com Option and all of the other rights and obligations of Software.com under the Software.com Stock Plans (as defined in Section 3.2(c)) as provided herein. Section 2.1(d)(ii) of the Software.com Disclosure Schedule sets forth a list summarizing all Software.com Options under all of the Software.com Stock Plans, including the term and the exercise price of each Software.com Option. The assumption of a Software.com Option by Phone shall not terminate or modify (except as required hereunder) any right of first refusal, right of repurchase, vesting schedule or other restriction on transferability relating to a Software.com Option or the stock issuable upon the exercise thereof. Continuous employment with Software.com shall be credited to an optionee for purposes of determining the number of shares subject to exercise, vesting or repurchase after the Effective Time, and the provisions in the Software.com Stock Plans and/or in any stock option agreement evidencing the terms and conditions of any Software.com Option relating to the exercisability of any Software.com Option upon termination of an optionee's employment or service as a director shall not be deemed triggered until such time as such optionee shall be neither an employee or officer nor serving as a director of Phone or any subsidiary. After such assumption, Phone shall issue, upon any partial or total exercise of any Software.com Option, in lieu of shares of Software.com Common Stock, the number of shares of Phone Common Stock to which the holder of the Software.com Option is entitled pursuant to this Agreement. The assumption by Phone of Software.com Options shall not give holders of such Software.com Options any additional benefits which they did not have immediately prior to the Effective Time. Phone shall file with the Securities and Exchange Commission (the "SEC") as soon as practicable, and in any event within two
(2) business days, following the Effective Time a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), covering, to the extent applicable, the shares of Phone Common Stock to be issued upon the exercise of Software.com Options assumed by Phone. Phone shall use commercially reasonable efforts to qualify as soon as practicable, and in any event within two (2) business days, after the Effective Time under the applicable state securities laws the issuance of the shares of Phone Common Stock to be issued upon exercise of such Software.com Options. Prior to the Effective Time, Software.com shall make such amendments, if any, to the Software.com Stock Plans as shall be necessary to permit such assumption in accordance with this Section 2.1(d).

                      (iii) It is the intention of the parties that, to the extent that any Software.com Option constitutes an incentive stock option immediately prior to the Effective Time of the Merger, such Software.com Option shall continue to qualify as an incentive stock option to the maximum extent permitted by section 422 of the Code, and that the assumption of Software.com Options provided by this Section 2.1(d) shall satisfy the conditions of section 424(a) of the Code.

                  (e) At the Effective Time, Phone shall assume the outstanding offering periods under the Software.com Employee Stock Purchase Plan (the "Software.com ESPP"), and all outstanding rights to purchase shares of Software.com Common Stock under the Software.com ESPP ("Purchase Rights") shall be converted (in accordance with the Exchange Ratio) into rights to purchase shares of Phone Common Stock (with the number of shares rounded down to the nearest whole share and the purchase price as of the offering date for each offering period in effect as of the Effective Time rounded up to the nearest whole cent). All such converted Purchase Rights shall be assumed by Phone, and each offering period in effect under the Software.com ESPP immediately prior to the Effective Time shall be continued in accordance with the terms of the Software.com ESPP until the end of such offering period. The Software.com ESPP shall terminate or be merged into the stock purchase plan sponsored by Phone (the "Phone ESPP") immediately following the exercise of the last assumed Purchase Right, and no additional Purchase Rights shall be granted under the Software.com ESPP following the Effective Time, provided that references to Software.com in the Software.com ESPP and related documents shall mean Phone (except that the purchase price as of the offering date for a relevant period shall be determined with respect to the fair market value of Software.com Common Stock on such date, as adjusted hereby). Phone shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Phone Common Stock for issuance upon exercise of Purchase Rights under the Software.com ESPP assumed in accordance with this Section 2.1(e). Phone agrees that, from and after the Effective Time, Software.com employees may participate in the Phone ESPP, subject to the terms and conditions of the Phone ESPP; provided, however, that Phone shall amend the Phone ESPP to provide for a special offering period that permits Software.com employees the ability to immediately participate in the Phone ESPP after the Effective Time, and that service with Software.com shall be treated as service with Phone for determining eligibility of Software.com's employees under the Phone ESPP.

        SECTION 2.2 Exchange of Shares and Certificates.

                  (a) Exchange Agent. As of the Effective Time of the Merger, Phone shall deposit with U.S. Stock Transfer Corporation or such other bank, trust company or nationally recognized shareholder services provider as may be designated by Phone (the "Exchange Agent"), for the benefit of the holders of shares of Software.com Common Stock, for exchange in accordance with this Article 2, through the Exchange Agent, certificates representing the shares of Phone Common Stock (such shares of Phone Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, and any cash payable in lieu of any fractional shares of Phone Common Stock, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 hereof in exchange for outstanding shares of Software.com Common Stock.

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Software.com Common Stock (the "Certificates") whose shares were converted into shares of Phone Common Stock pursuant to Section 2.1 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Phone may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Phone Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Phone, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Phone Common Stock which such holder has the right to receive pursuant to the provisions of this Article 2, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Software.com Common Stock which is not registered in the transfer records of Software.com, a certificate representing the proper number of shares of Phone Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Phone Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Phone that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on any cash payable in lieu of any fractional shares of Phone Common Stock.

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Phone Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Phone Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) hereof, until the surrender of such Certificate in accordance with this Article 2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Phone Common Stock issued in exchange therefor, without interest,
(i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Phone Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Phone Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Phone Common Stock.

                  (d) No Further Ownership Rights in Software.com Common Stock. All shares of Phone Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article 2 (including any cash paid pursuant to Section 2.2(c) or 2.2(e) hereof) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Software.com Common Stock theretofore represented by such Certificates, subject, however, to the obligation of the Surviving Corporation, as applicable, to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Software.com on such shares of Software.com Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Software.com Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article 2, except as otherwise provided by law.

                  (e) Fractional Shares.

                      (i) No certificates representing fractional shares of Phone Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Phone.

                     (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Software.com Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Phone Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to (i) such fraction multiplied by
(ii) the average of the closing price of a share of Software.com Common Stock for the ten (10) most recent trading days that Software.com Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six (6) months after the Effective Time shall be delivered to Phone, upon demand, and any holders of the Certificates who have not theretofore complied with this Article 2 shall thereafter look only to Phone for payment of their claim for Phone Common Stock, any cash in lieu of fractional shares of Phone Common Stock and any dividends or distributions with respect to Phone Common Stock.

                  (g) No Liability. None of Phone, Merger Sub, Software.com or the Exchange Agent shall be liable to any person in respect of any shares of Phone Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven (7) years after the Effective Time, or immediately prior to such earlier date on which any shares of Phone Common Stock, any cash in lieu of fractional shares of Phone Common Stock or any dividends or distributions with respect to Phone Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity, any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Phone, on a daily basis. Any interest and other income resulting from such investments shall be paid to Phone.

        SECTION 2.3 Certain Adjustments.

                  If between the date hereof and the Effective Time, the outstanding shares of Software.com Common Stock or Phone Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Exchange Ratio shall be adjusted accordingly to provide to the holders of Software.com Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

                                 ARTICLE 3.

                       REPRESENTATIONS AND WARRANTIES

    SECTION 3.1 Representations and Warranties of Phone and Merger Sub.

                  Phone and Merger Sub represent and warrant to Software.com, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Phone to Software.com dated as of the date hereof (the "Phone Disclosure Schedule"), which disclosure shall provide an exception to or otherwise qualify the representations, warranties or covenants of Phone and Merger Sub contained in the section of this Agreement corresponding by number to such disclosure or covenant and the other representations, warranties and covenants herein to the extent such disclosure shall reasonably appear to be applicable to such other representations, warranties or covenants as follows:

                  (a) Organization, Standing and Corporate Power.

                     (i) Each of Phone and its subsidiaries (as defined in Section 8.3) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.3) on Phone. Each of Phone and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Phone.

                      (ii) Phone and Merger Sub have delivered to or made available to Software.com prior to the execution of this Agreement complete and correct copies of any amendments to the certificate of incorporation of Phone (the "Phone Certificate"), the certificate of incorporation of Merger Sub and the by-laws of Phone and Merger Sub not filed as of the date hereof with the Phone Filed SEC Documents (as defined in Section 3.1(g)).

                  (b) Subsidiaries. Exhibit 21 to Phone's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, includes all the subsidiaries of Phone which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the
SEC). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Phone, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

                  (c) Capital Structure.

                  The authorized capital stock of Phone consists of 250,000,000 shares of Phone Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share ("Phone Preferred Stock"). At the close of business on July 31, 2000, (i) 82,997,462 shares of Phone Common Stock were issued and outstanding; (ii) 908,334 shares were issued and held by Phone in its treasury; (iii) no shares of Phone Preferred Stock were issued and outstanding; (iv) 27,700,417 shares of Phone Common Stock were reserved for issuance pursuant to all stock option, restricted stock or other stock-based compensation, benefits or savings plans, agreements or arrangements in which current or former employees or directors of Phone or its subsidiaries participate as of the date hereof, complete and correct copies of which, in each case as amended as of the date hereof, have been filed as exhibits to the Phone Filed SEC Documents (as defined below) or delivered to Software.com (such plans, collectively, the "Phone Stock Plans"); (v) 18,105 shares of Phone Common Stock were reserved for issuance upon the exercise of outstanding warrants; and (vi) 250,000 shares of Phone Preferred Stock will be designated as Series A Junior Participating Preferred Stock, all of which will be reserved for issuance upon exercise of preferred stock purchase rights (the "Phone Rights") issuable pursuant to the Rights Agreement approved by the board of directors of Phone in connection with its approval of this Agreement and to be entered into no later than ten (10) days following the date hereof substantially in the form previously provided to Software.com (the "Phone Rights Agreement"). The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share of which 100 shares are issued and outstanding. Phone is the sole stockholder of Merger Sub and is the legal and beneficial owner of all 100 issued and outstanding shares. Merger Sub was formed by Phone on July 31, 2000, solely for the purpose of effecting the Merger and the other transactions contemplated by this Agreement. Except as contemplated by this Agreement, Merger Sub does not hold nor has it held any material assets or incurred any material liabilities nor has Merger Sub carried on any business activities other than in connection with the Merger and the other transactions contemplated by this Agreement. All outstanding shares of capital stock of Phone and Merger Sub are, and all shares of capital stock of Phone which may be issued pursuant to the Phone Stock Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.1(c) and except for changes since June 30, 2000, resulting from the issuance of shares of Phone Common Stock pursuant to the Phone Options or as expressly permitted by this Agreement, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Phone, (B) any securities of Phone or any Phone subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Phone, (C) any warrants, calls, options or other rights to acquire from Phone or any Phone subsidiary (including any subsidiary trust), or obligations of Phone or any Phone subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Phone, and (y) there are no outstanding obligations of Phone or any Phone subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither Phone nor any Phone subsidiary is a party to any agreement restricting the purchase or transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, except as provided by the terms of the Phone Options, antidilutive rights with respect to, any securities of the type referred to in the two preceding sentences. Other than the Phone subsidiaries, Phone does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business in entities which are not individually or in the aggregate material to Phone and its subsidiaries as a whole.

                  (d) Authority; Non-contravention.

                  Each of Phone and Merger Sub has all requisite corporate power and authority to enter into this Agreement, and Phone has all requisite corporate power and authority to enter into the Option Agreements and, subject to the Phone Stockholder Approval (as defined in Section 3.1(l)), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Phone and Merger Sub, the execution and delivery of the Option Agreements by Phone and the consummation by Phone and Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Phone and Merger Sub, subject, in the case of the Merger to the Phone Stockholder Approval. This Agreement and the Option Agreements have been duly executed and delivered by Phone and Merger Sub and, assuming the due authorization, execution and delivery of each agreement to which they are parties by Software.com constitutes (or will constitute, as the case may be) the legal, valid and binding obligation of Phone and Merger Sub, enforceable against Phone and Merger Sub in accordance with their terms. The execution and delivery of this Agreement does not, and the execution and delivery of the Option Agreements and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions of this Agreement and the Option Agreements will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Phone or any of its subsidiaries or in any restriction on the conduct of Phone's business or operations under, (i) the Phone Certificate or the by-laws of Phone or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, trust document, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Phone or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Phone or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses, restrictions or Liens that individually or in the aggregate would not (x) have a material adverse effect on Phone or Software.com or (y) reasonably be expected to impair the ability of each of Phone and Merger Sub to perform its obligations under this Agreement or the Option Agreements. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (a "Governmental Entity") is required by or with respect to Phone or any of its subsidiaries in connection with the execution and delivery of this Agreement by Phone and Merger Sub, or the execution and delivery by Phone of the Option Agreements or the consummation by Phone and Merger Sub of the transactions contemplated hereby and thereby, except for (1) the filing of a pre-merger notification and report form by Phone and Merger Sub under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or filings or notifications under the antitrust, competition or similar laws of any foreign jurisdiction; (2) the filing with the SEC of
(A) a proxy statement relating to the Phone Stockholders' Meeting (as defined in Section 5.1(b)) (such proxy statement, together with the proxy statement relating to the Software.com Stockholders' Meeting (as defined in Section 5.1(c)), in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), (B) the registration statement on Form S-4 to be filed with the SEC by Phone in connection with the issuance of Phone Common Stock in the Merger (the "Form S-4"), and (C) such reports under
Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Option Agreements and the transactions contemplated hereby and thereby; (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Phone and Merger Sub are qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; and, (4) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Phone and Merger Sub or (y) reasonably be expected to impair the ability of each of Phone and Merger Sub to perform its obligations under this Agreement.

                  (e) SEC Documents; Undisclosed Liabilities.

                  Phone has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since June 11, 1999 (the "Phone SEC Documents"). As of their respective dates, the Phone SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Phone SEC Documents, and none of the Phone SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Phone included in the Phone SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Phone and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement, the Option Agreements or the transactions contemplated hereby or thereby, or (iii) for liabilities incurred in the ordinary course of business consistent with past practices and which would not reasonably be expected to have a material adverse effect, neither Phone nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on Phone.

                  (f) Information Supplied.

                  None of the information supplied or to be supplied by Phone and Merger Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Phone's stockholders or at the time of the Phone Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Phone with respect to statements made or incorporated by reference therein based on information supplied by Software.com specifically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.

                  (g) Absence of Certain Changes or Events.

                  Except for liabilities incurred in connection with this Agreement, the Option Agreements or the transactions contemplated hereby and thereby, and except as permitted by Section 4.1(a), since March 31, 2000, Phone and its subsidiaries have conducted their business only in the ordinary course consistent with past practice or as disclosed in any Phone SEC Document filed since such date and prior to the date hereof, and there has not been (i) any material adverse change in Phone, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Phone's capital stock, (iii) any split, combination or reclassification of any of Phone's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of, or in substitution for shares of Phone's capital stock, except for issuances of Phone Common Stock upon exercise or conversion of Phone Options, in each case awarded prior to the date hereof in accordance with their present terms or issued pursuant to
Section 4.1(a), (iv) (A) any granting by Phone or any of its subsidiaries to any current or former director, officer or other key employee of Phone or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases as a result of promotions, normal increases of base pay or target bonuses in the ordinary course of business or as was required under any employment agreements in effect as of March 31, 2000, (B) any granting by Phone or any of its subsidiaries to any such current or former director, officer or key employee of any increase in severance or termination pay, or (C) any entry by Phone or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director or officer, or any material amendment of any of the foregoing with any key employee, (v) except insofar as may have been disclosed in Phone SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date hereof, the "Phone Filed SEC Documents") or required by a change in GAAP, any change in accounting methods, principles or practices by Phone materially affecting its assets, liabilities or business, (vi) except insofar as may have been disclosed in the Phone Filed SEC Documents, any tax election that individually or in the aggregate would have a material adverse effect on Phone or any of its tax attributes or any settlement or compromise of any material income tax liability, or (vii) any action taken by Phone or any of the Phone subsidiaries during the period from April 1, 2000, through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(a).

                  (h) Compliance with Applicable Laws; Litigation.

                      (i) Phone, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Phone and its subsidiaries (the "Phone Permits"), except where the failure to have any such Phone Permits individually or in the aggregate would not have a material adverse effect on Phone. Except as specifically disclosed in the Phone SEC Documents filed with the SEC prior to the date hereof, Phone and its subsidiaries are in compliance with the terms of the Phone Permits and all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Entity (all such laws, statutes, orders, rules, regulations, policies, guidelines, judgments, decisions and orders, collectively, "Applicable Laws"), relating to Phone or its business or properties, except where the failure to be in compliance with such Applicable Laws individually or in the aggregate would not have a material adverse effect on Phone. As of the date of this Agreement, except as disclosed in the Phone Filed SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Phone or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge (as defined in Section 8.3(e)) of Phone, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not (A) have a material adverse effect on Phone and Merger Sub or (B) reasonably be expected to impair the ability of each of Phone and Merger Sub to perform its obligations under this Agreement or the Option Agreements or prevent or materially delay the consummation of any of the transactions contemplated hereby or thereby.

                      (ii) Neither Phone nor any Phone subsidiary is subject to any outstanding order, injunction or decree which has had or, insofar as can be reasonably foreseen, individually or in the aggregate would have, a material adverse effect on Phone.

                  (i) Absence of Changes in Benefit Plans.

                  Phone has delivered to Software.com or made available to Software.com for review true and complete copies of (i) all severance and employment agreements of Phone with directors, executive officers or key employees, (ii) all written and material unwritten severance programs and policies of each of Phone and each Phone subsidiary, and (iii) all plans or arrangements of Phone and each Phone subsidiary relating to its employees which contain change in control provisions, in each case which has not been filed as an exhibit to a Phone Filed SEC Document. Documents made available are identified in Section 3.1(i) of the Phone Disclosure Schedule. Since March 31, 2000, there has not been any adoption or amendment in any material respect by Phone or any of its subsidiaries of (A) any collective bargaining agreement with respect to any employees of, (B) any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former officers, directors or employees of, (C) any employment agreement, consulting agreement or severance agreement with any current or former officer or director of, or
(D) any material employment agreement, consulting agreement or severance agreement with any employee of Phone or any of its wholly owned subsidiaries (collectively, the "Phone Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Phone pension plans, or any material change in the manner in which contributions to any Phone pension plans are made or the basis on which such contributions are determined. Since March 31, 2000, neither Phone nor any Phone subsidiary has amended any Phone Options or any Phone Stock Plans to accelerate the vesting of, or release restrictions on, awards thereunder, or to provide for such acceleration in the event of a change in control.

                  (j) Benefit Plans.

                      (i) With respect to the Phone Benefit Plans, no event has occurred and there exists no condition or set of circumstances, in connection with which Phone or any of its subsidiaries would be subject to any liability that individually or in the aggregate would have a material adverse effect on Phone under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

                      (ii) Each Phone Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Phone Benefit Plan that individually or in the aggregate would not have a material adverse effect on Phone. The Phone Benefit Plans have been operated, and are, in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not have a material adverse effect on Phone. Each Phone Benefit Plan intended to qualify under section 401(a) of the Code and each trust intended to qualify under section 501(a) of the Code has either received a favorable determination, opinion or advisory letter from the Internal Revenue Service (the "IRS") with respect to each such Phone Benefit Plan as to its qualified status under the Code, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination, opinion or advisory as to the qualified status of each Phone Benefit Plan. To the knowledge of Phone, no fact or event has occurred since the date of any determination opinion or advisory letter from the IRS which is reasonably likely to affect adversely the qualified status of any such Phone Benefit Plan or the exempt status of any such trust.

                      (iii) No Phone Benefit Plan is subject to Title IV of ERISA or is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

                      (iv) No Phone Benefit Plan provides medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law or benefits, the full cost of which is borne by the current or former employee) other than individual arrangements the amounts of which are not material.

                      (v) Phone has previously provided to Software.com a copy of each collective bargaining or other labor union contract applicable to persons employed by Phone or any of its subsidiaries to which Phone or any of its subsidiaries is a party. No collective bargaining agreement is being negotiated or renegotiated by Phone or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Phone or any of its subsidiaries pending or, to the knowledge of Phone, threatened which may interfere with the respective business activities of Phone or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not have a material adverse effect on Phone. As of the date of this Agreement, to the knowledge of Phone, none of Phone, any of its subsidiaries or any of their respective representatives or employees has committed any material unfair labor practice in connection with the operation of the respective businesses of Phone or any of its subsidiaries, and there is no material charge or complaint against Phone or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing.

                      (vi) No employee of Phone or any Phone subsidiary will be entitled to any material payment, additional benefits or any acceleration of the time of payment or vesting of any benefits under any Phone Benefit Plan as a result of the transactions contemplated by this Agreement (either alone or in conjunction with any other event such as a termination of employment).

                      (vii) To the knowledge of Phone, no material oral or written representation or commitment with respect to any aspect of any Phone Benefit Plan has been made to employees of Phone or any Phone subsidiaries by an authorized Phone employee prior to the Closing Date that is not materially in accordance with the written or otherwise preexisting terms and provisions of such Phone Benefit Plans in effect immediately prior to the Closing Date.

                      (viii) Except such as would not have a material adverse effect, there are no material unresolved claims or disputes under the terms of, or in connection with, any Phone Benefit Plan (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced with respect to any material claim.

                      (ix) To the knowledge of Phone, no non-exempt "prohibited transaction" (within the meaning of section 4975(c) of the Code) involving any Phone Benefit Plan has occurred that could subject Phone to any material tax penalty or other cost or liability (by indemnification or otherwise).

                      (x) Neither Phone nor any Phone subsidiary is obligated to make any parachute payments as such term is defined in section 280G of the Code, and neither is a party to any agreement that under certain circumstances is reasonably likely to obligate it, or any successor in interest, to make any parachute payments that will not be deductible under section 280G of the Code. Neither Phone nor any Phone subsidiary is obligated to make reimbursement or gross-up payments to any person in respect to excess parachute payments.

                  (k) Taxes.

                      (i) Each of Phone and its subsidiaries has filed all material Tax Returns required to be filed by it (taking into account all applicable extensions) with the appropriate Tax Authority and all such returns are true, complete, and correct in all material respects, or requests for extensions to file such returns have been timely filed, granted, and have not expired, except to the extent that such failures to file, to be complete, true, or correct, or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on Phone. Phone and each of its subsidiaries has paid (or Phone has paid or caused to be paid on its behalf) all Taxes shown as due on such returns, and the most recent financial statements contained in the Phone Filed SEC Documents reflect an adequate reserve in accordance with GAAP for all Taxes payable by Phone and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                      (ii) No deficiencies for any Taxes have been proposed, asserted or assessed against Phone or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Phone. Phone and its subsidiaries have disclosed all material deficiencies or adjustments for Taxes that have been proposed or assessed by any Tax Authority against Phone or any of its subsidiaries. All of the Federal income Tax Returns of the "affiliated group" (as defined in section 1504(a) of the Code) of which Phone is the common parent are no longer subject to any Audit by virtue of the expiration of the applicable statutory period of limitations for the assessment of Tax.

                      (iii) Neither Phone nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of section 368(a) of the Code.

                      (iv) No Audits are presently pending with regard to any Taxes or Tax Returns of Phone or its subsidiaries.

                      (v) Neither Phone nor any of its subsidiaries is a party to any agreement providing for the allocation, indemnification, or sharing of Taxes.

                      (vi) Other than the "affiliated group" (as defined in section 1504(a) of the Code) of which Phone is the common parent, neither Phone nor any of its subsidiaries has been a member of any "affiliated group."

                      (vii) There are no liens for Taxes on any of the assets of Phone or its subsidiaries except for liens for Taxes that are not yet due and payable and for which adequate reserves have been provided in accordance with GAAP in the most recent financial statements contained in the Phone Filed SEC Documents.

                      (viii) As used in this Agreement, "Audit" means any audit, assessment, or other examination relating to Taxes by any Tax Authority or any administrative or judicial proceedings or appeals of such proceedings relating to Taxes. "Tax" or "Taxes" means all Federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority. "Tax Authority" means the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes. "Tax Returns" mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto.

                  (l) Voting Requirements.

                  The affirmative vote at the Phone Stockholders' Meeting (the "Phone Stockholder Approval") of (i) the holders of a majority of all outstanding shares of Phone Common Stock present in person or by proxy and entitled to vote at a duly convened and held meeting of Phone stockholders to approve the issuance of shares of Phone Common Stock pursuant to the Merger and (ii) the holders of a majority of all outstanding shares of Phone Common Stock to approve the Phone Charter Amendment are the only votes of the holders of any class or series of Phone's capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

                  (m) State Takeover Statutes; Certificate of
Incorporation.

                  The Board of Directors of Phone has adopted a resolution or resolutions approving this Agreement, the Option Agreements and the Software.com Voting Agreement and the transactions contemplated hereby and thereby and, assuming the accuracy of Software.com's representation and warranty contained in Section 3.2(p), such approval constitutes approval of the Merger and the other transactions contemplated hereby and by the Option Agreements and the Software.com Voting Agreement by the Phone Board of Directors under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement, the Option Agreements, the Software.com Voting Agreement and the transactions contemplated hereby and thereby. To the knowledge of Phone, no state takeover statute other than Section 203 of the DGCL (which has been rendered inapplicable) is applicable to the Merger or the other transactions contemplated hereby.

                  (n) Brokers.

                  Except for fees payable to Credit Suisse First Boston Corporation ("CSFB") pursuant to an engagement letter, dated June 16, 2000, a true and complete copy of which has been provided to Software.com, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Phone or Merger Sub.

                  (o) Opinion of Financial Advisors.

                  Phone has received the opinion of CSFB, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to Phone, a signed copy of which opinion will be delivered to Software.com promptly after execution of this Agreement.

                  (p) Ownership of Software.com Common Stock.

                  To the knowledge of Phone and Merger Sub, as of the date hereof or at any time within twelve (12) months prior to the date of this Agreement (and before giving effect to the Software.com Option Agreement and the Software.com Voting Agreement, which will be entered into immediately after the execution of this Agreement), neither Phone nor, to its knowledge without independent investigation, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Software.com.

                  (q) Intellectual Property.

                      (i) To the knowledge of Phone, Phone or its subsidiaries own or have a valid right to use all trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature, to get her with all applications, registrations and goodwill related to the foregoing (collectively, "Phone Trademarks"); patents (including any registration, continuations, continuations-in-part, renewals and applications for any of the foregoing); copyrights (including any registrations, renewals and applications for any of the foregoing); Phone Software (as defined below); technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, "Phone Trade Secrets") used in or necessary for the conduct of Phone's and each of its subsidiary's business as currently conducted (all such intellectual property being referred to herein as the "Phone Intellectual Property"), except where the failure to possess such right would not have a material adverse effect. For purposes of this Section 3.1(q), "Phone Software" means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, (d) the technology supporting any Internet site(s) operated by or on behalf of Phone or any of its subsidiaries and (e) all documentation, including user manuals and training materials, relating to any of the foregoing.

                      (ii) The Phone Intellectual Property owned by Phone or any of its subsidiaries is free and clear of all Liens.

                      (iii) All material Phone Intellectual Property owned by Phone or any of its subsidiaries is valid and subsisting, in full force and effect, and has not been canceled, has not expired, nor has it been abandoned. There is no pending or, to Phone's knowledge, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against any registrations in respect of the Phone Intellectual Property (other than Phone Trademarks) owned by Phone or any of its subsidiaries.

                      (iv) To the actual knowledge of Phone or any of its subsidiaries, the conduct of the business of Phone and its subsidiaries as currently conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. There are no claims or suits pending and as to which Phone has received actual notice or, to the knowledge of Phone, threatened, and neither Phone nor any of its subsidiaries has received any notice of a third-party claim or suit,
(a) alleging that its activities or the conduct of its business infringes upon, violates, or constitutes the unauthorized use of the intellectual property rights of any third party or (b) challenging the ownership, use, validity or enforceability of any Phone Intellectual Property, which in any case would have a material adverse effect.

                      (v) There are no written settlements, forbearances to sue, consents, judgments, or orders or similar obligations which in any material respect (a) restrict the right of Phone or its subsidiaries to use any Phone Intellectual Property owned by Phone, or (b) restrict the business of Phone or its subsidiaries in order to accommodate a third party's intellectual property rights or (c) except for licenses with customers for Phone Software, there are no agreements that permit third parties to use any Phone Intellectual Property owned or controlled by Phone or any of its subsidiaries.

                      (vi) Phone and each of its subsidiaries takes reasonable measures to protect the confidentiality of Phone Trade Secrets, including
(i) requiring its employees and independent contractors having access thereto to execute written nondisclosure agreements and (ii) requiring all licensees to maintain the confidentiality of Phone Trade Secrets. To the actual knowledge of Phone or its subsidiaries, no Phone Trade Secret has been knowingly disclosed or authorized to be disclosed to any third party other than pursuant to a nondisclosure agreement or other appropriate instrument that adequately protects Phone and the applicable subsidiary's proprietary interests in and to such trade secrets. To the knowledge of Phone, no party to any nondisclosure agreement or nondisclosure obligation relating to its trade secrets is in breach or default thereof.

                      (vii) To the knowledge of Phone, no third party is misappropriating, infringing, diluting, or violating any Phone Intellectual Property owned by Phone or any of its subsidiaries other than immaterial disputes concerning use by a third party of Phone Trademarks of Phone or a subsidiary.

                     (viii) The consummation of the Merger and the other transactions contemplated by this Agreement shall not result in the loss or impairment of Phone's or of any subsidiary's right to own or use any of the Phone Intellectual Property, and will not require the consent of any governmental authority, except where such loss or impairment or the failure to obtain consent would not result in a material adverse effect.

                  (r) Certain Contracts.

                  Except as set forth in the Phone Filed SEC Documents, neither Phone nor any of its subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Phone and its subsidiaries (including, for purposes of this Section 3.1(r), Software.com and its subsidiaries, assuming the Merger have taken place), taken as a whole, is or would be conducted, (iii) any exclusive supply or purchase contracts or any exclusive requirements contracts or (iv) any contract or other agreement which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement (all contracts of the type described in clauses (i) and (ii) being referred to herein as "Phone Material Contracts"). Phone has delivered to Software.com or provided to Software.com for review, prior to the execution of this Agreement, complete and correct copies of all Phone Material Contracts not filed as exhibits to the Phone Filed SEC Documents. Each Phone Material Contract is valid and binding on Phone (or, to the extent a Phone subsidiary is a party, such subsidiary) and is in full force and effect, and Phone and each Phone subsidiary have in all material respects performed all obligations required to be performed by them to date under each Phone Material Contract, except where such noncompliance, individually or in the aggregate, would not have a material adverse effect on Phone. Neither Phone nor any Phone subsidiary knows of, or has received notice of, any violation or default under (nor, to the knowledge of Phone, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Phone Material Contract.

                  (s) Phone Rights Agreement.

                  Phone has delivered to Software.com a true, correct and complete copy of the Phone Rights Agreement. Phone has taken all action so that the entering into of this Agreement, the Phone Option Agreement, the Phone Voting Agreement, the Merger, the acquisition of shares pursuant to the Phone Option Agreement and the other transactions contemplated hereby and thereby will not result in the grant of any rights to any person under the Phone Rights Agreement or enable or require the Phone Rights to be exercised, distributed or triggered.

                  (t) Environmental Liability.

                  Except as set forth in the Phone Filed SEC Documents, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature pending or threatened against Phone or any of its subsidiaries seeking to impose, or that could reasonably be expected to result in the imposition of, on Phone or any of its subsidiaries, any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), which liability or obligation could reasonably be expected to have a material adverse effect on Phone. To the knowledge of Phone, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that could reasonably be expected to have a material adverse effect on Phone.

                  (u) Insurance.

                  Phone and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Phone and its subsidiaries. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds, except questioned, denied or disputed claims the failure to provide coverage for which would not, individually or in the aggregate, have a material adverse effect on Phone. All premiums due and payable under all such policies and bonds have been paid and Phone and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Phone has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

                  (v) Accounting Matters.

                  As of the date hereof, to the knowledge of Phone, none of Phone, any of its subsidiaries or any of their respective directors, officers or stockholders, has taken any action which would prevent the accounting for the Merger as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16 ("APB 16") and the interpretative releases pursuant thereto and the pronouncements of the SEC.

                  (w) Transactions with Affiliates.

                  Except as disclosed in the Phone SEC Documents filed prior to the date of this Agreement or as disclosed in the Phone Disclosure Schedule, since June 30, 1999, there have been no transactions, agreements, arrangements or understandings between Phone and its affiliates that would be required to be disclosed under the Item 404 of Regulation S-K under the Securities Act.

                  (x) Full Disclosure.

                  None of the representations or warranties made by Phone or Merger Sub herein or in any schedule hereto, including the Phone Disclosure Schedule, or any certificate furnished by Phone or Merger Sub pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

        SECTION 3.2 Representations and Warranties of Software.com.

                  Software.com represents and warrants to Phone and Merger Sub, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Software.com to Phone dated as of the date hereof (the "Software.com Disclosure Schedule"), which disclosure shall provide an exception to or otherwise qualify the representations, warranties or covenants of Software.com contained in the section of this Agreement corresponding by number to such disclosure or covenant and the other representations, warranties and covenants herein to the extent such disclosure shall reasonably appear to be applicable to such other representations, warranties or covenants as follows:

                  (a) Organization, Standing and Corporate Power.

                      (i) Each of Software.com and its subsidiaries (as defined in Section 8.3) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.3(b)) on Software.com. Each of Software.com and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Software.com.

                      (ii) Software.com has delivered to Phone prior to the execution of this Agreement complete and correct copies of any amendments to its Certificate of Incorporation (the "Software.com Certificate") and by-laws not filed as of the date hereof with the Software.com SEC Documents (as defined in Section 3.2(e)).

                  (b) Subsidiaries.

                  Exhibit 21 to Software.com's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, includes all the subsidiaries of Software.com which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 102 of Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Software.com, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

                  (c)      Capital Structure.

                  The authorized capital stock of Software.com consists of 150,000,000 shares of Software.com Common Stock, and 5,000,000 shares of preferred stock, without par value ("Software.com Preferred Stock"). At the close of business on August 4, 2000: (i) 48,866,633 shares of Software.com Common Stock were issued and outstanding; (ii) 52,698 shares of Software.com Common Stock were held by Software.com in its treasury; (iii) no shares of Software.com Preferred Stock were issued and outstanding; (iv) 8,817,838 shares of Software.com Common Stock were reserved for issuance pursuant to all stock option, restricted stock or other stock-based compensation, benefits or savings plans, agreements or arrangements in which current or former employees or directors of Software.com or its subsidiaries participate as of the date hereof, complete and correct copies of which, in each case as amended as of the date hereof, have been filed as exhibits to the Software.com Filed SEC Documents or delivered to Phone (such plans, collectively, the "Software.com Stock Plans"), (v) 850,000 shares of Software.com Common Stock were reserved for issuance pursuant to options outside the Software.com Stock Plans; and (vi) 146,721 shares of Software.com Common Stock were reserved for issuance upon the exercise of outstanding warrants and (vii) 155,000 shares of Software.com Preferred Stock will be designated as Series A Participating Preferred Stock all of which will be reserved for issuance upon the exercise of preferred stock purchase rights (the "Software.com Rights") issued pursuant to the Rights Agreement approved by the board of directors of Software.com in connection with its approval of this Agreement and to be entered into no later than ten (10) days following the date hereof substantially in the form previously provided to Phone (the "Software.com Rights Agreement"). All outstanding shares of capital stock of Software.com are, and all shares which may be issued as permitted by this Agreement or otherwise will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.2(c), and except for changes since March 31, 2000, resulting from the issuance of shares of Software.com Common Stock pursuant to the Software.com Options or as expressly permitted by this Agreement, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Software.com, (B) any securities of Software.com or any Software.com subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Software.com, (C) any warrants, calls, options or other rights to acquire from Software.com or any Software.com subsidiary, and any obligation of Software.com or any Software.com subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Software.com, and (y) there are no outstanding obligations of Software.com or any Software.com subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither Software.com nor any Software.com subsidiary is a party to any agreement restricting the purchase or transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, except as provided by the terms of the Software.com Options, antidilutive rights with respect to, any securities of the type referred to in the two preceding sentences. Other than the Software.com subsidiaries, Software.com does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business in entities which are not individually or in the aggregate material to Software.com and its subsidiaries as a whole.

                  (d) Authority; Non-contravention.

                  Software.com has all requisite corporate power and authority to enter into this Agreement and the Option Agreements. Subject to the Software.com Stockholder Approval (as defined in Section 3.2(l)), Software.com has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement and the Option Agreements. The execution and delivery of this Agreement and the Option Agreements by Software.com and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Software.com, subject in the case of the Merger, to the Software.com Stockholder Approval. This Agreement and the Option Agreements have been duly executed and delivered by Software.com and, assuming the due authorization, execution and delivery thereof by Phone and Merger Sub, constitute (or will constitute, as the case may be) the legal, valid and binding obligation of Software.com enforceable against Software.com in accordance with their terms. The execution and delivery of this Agreement does not, and the execution and delivery of the Option Agreements and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions of this Agreement and the Option Agreements will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Software.com or any of its subsidiaries or any restriction on the conduct of Software.com's business or operations under,
(i) the Software.com Certificate or the by-laws of Software.com or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, trust document, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Software.com or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Software.com or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses, restrictions or Liens that individually or in the aggregate would not (x) have a material adverse effect on Software.com or (y) reasonably be expected to impair the ability of Software.com to perform its obligations under this Agreement or the Option Agreements. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Software.com or any of its subsidiaries in connection with the execution and delivery of this Agreement or the Option Agreements by Software.com or the consummation by Software.com of the transactions contemplated hereby or thereby, except for (1) the filing of a pre-merger notification and report form by Software.com under the HSR Act or filings or notifications under the antitrust, competition or similar laws of any foreign jurisdiction; (2) the filing with the SEC of (A) the Joint Proxy Statement relating to the Software.com Stockholders' Meeting and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the Option Agreements and the transactions contemplated hereby and thereby; (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Software.com is qualified to do business; and (4) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Software.com or (y) reasonably be expected to impair the ability of Software.com to perform its obligations under this Agreement.

                  (e) SEC Documents; Undisclosed Liabilities.

                  Software.com has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since June 29, 1999 (the "Software.com SEC Documents"). As of their respective dates, the Software.com SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Software.com SEC Documents, and none of the Software.com SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Software.com included in the Software.com SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Software.com and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement, the Option Agreements or the transactions contemplated hereby or thereby, or (iii) for liabilities incurred in the ordinary course of business consistent with past practices and which would not reasonably be expected to have a material adverse effect, neither Software.com nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on Software.com.

                  (f) Information Supplied.

                  None of the information supplied or to be supplied by Software.com specifically for inclusion or incorporation by reference in
(i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Software.com's stockholders or at the time of the Software.com Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement and the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Software.com with respect to statements made or incorporated by reference therein based on information supplied by Phone specifically for inclusion or incorporation by reference in the Joint Proxy Statement or the Form S-4.

                  (g) Absence of Certain Changes or Events.

                  Except for liabilities incurred in connection with this Agreement, the Option Agreements or the transactions contemplated hereby or thereby, and except as permitted by Section 4.1(b), since March 31, 2000, Software.com and its subsidiaries have conducted their business only in the ordinary course consistent with past practice or as disclosed in any Software.com SEC Document filed since such date and prior to the date hereof, and there has not been (i) any material adverse change (as defined in Section 8.3(b)) in Software.com, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the capital stock of Software.com or any of its subsidiaries, (iii) any split, combination or reclassification of any of the capital stock of Software.com or any of its subsidiaries or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock of Software.com or any of its subsidiaries, except for issuances of Software.com Common Stock upon exercise or conversion of Software.com Options, in each case awarded prior to the date hereof in accordance with their present terms or issued pursuant to Section 4.1(b), (iv) (A) any granting by Software.com or any of its subsidiaries to any current or former director, officer or other key employee of Software.com or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases as a result of promotions, normal increases of base pay or target bonuses in the ordinary course of business or as was required under any employment agreements in effect as of March 31, 2000,
(B) any granting by Software.com or any of its subsidiaries to any such current or former director, officer or key employee of any increase in severance or termination pay, or (C) any entry by Software.com or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, officer, or any material amendment of any of the foregoing with any key employee, (v) except insofar as may have been disclosed in Software.com SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date hereof, the "Software.com Filed SEC Documents") or required by a change in GAAP, any change in accounting methods, principles or practices by Software.com materially affecting its assets, liabilities or business, (vi) except insofar as may have been disclosed in the Software.com Filed SEC Documents, any tax election that individually or in the aggregate would have a material adverse effect on Software.com or any of its tax attributes or any settlement or compromise of any material income tax liability or (vii) any action taken by Software.com or any of the Software.com subsidiaries during the period from April 1, 2000, through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of
Section 4.1(b).

                  (h) Compliance with Applicable Laws; Litigation.

                      (i) Software.com, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Software.com and its subsidiaries (the "Software.com Permits") except where the failure to have any such Software.com Permits individually or in the aggregate would not have a material adverse effect on Software.com. Except as specifically disclosed in the Software.com SEC Documents filed with the SEC prior to the date hereof, Software.com and its subsidiaries are in compliance with the terms of the Software.com Permits and all Applicable Laws relating to Software.com and its subsidiaries or their respective business or properties, except where the failure to be in compliance with such Applicable Laws individually or in the aggregate would not have a material adverse effect on Software.com. As of the date of this Agreement, except as disclosed in the Software.com Filed SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Software.com or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of Software.com, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not (A) have a material adverse effect on Software.com or
(B) reasonably be expected to impair the ability of Software.com to perform its obligations under this Agreement or the Option Agreements or prevent or materially delay the consummation of any of the transactions contemplated hereby or thereby.

                      (ii) Neither Software.com nor any Software.com subsidiary is subject to any outstanding order, injunction or decree which has had or, insofar as can be reasonably foreseen, individually or in the aggregate would have, a material adverse effect on Software.com.

                  (i) Absence of Changes in Benefit Plans.

                  Software.com has delivered to Phone or made available to Phone for review true and complete copies of (i) all severance and employment agreements of Software.com with directors, executive officers, or key employees, (ii) all written and material unwritten severance programs and policies of each of Software.com and each Software.com subsidiary, and
(iii) all plans or arrangements of Software.com and each Software.com subsidiary relating to its employees which contain change in control provisions, in each case which has not been filed as an exhibit to a Software.com Filed SEC Document. Documents made available are identified in
Section 3.2(i) of the Software.com Disclosure Schedule. Since March 31, 2000, there has not been any adoption or amendment in any material respect by Software.com or any of its subsidiaries of any (A) collective bargaining agreement with respect to any employees of, (B) any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former officers, directors or employees of, (C) any employment agreement, consulting agreement or severance agreement with any current or former officer or director of, or (D) any material employment agreement, consulting agreement or severance agreement with any employee of Software.com or any of its wholly owned subsidiaries (collectively, the "Software.com Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Software.com pension plans, or any material change in the manner in which contributions to any Software.com pension plans are made or the basis on which such contributions are determined. Since March 31, 2000, neither Software.com nor any Software.com subsidiary has amended any Software.com Options or any Software.com Stock Plans to accelerate the vesting of, or release restrictions on, awards thereunder, or to provide for such acceleration in the event of a change in control.

                  (j) Benefit Plans.

                      (i) With respect to the Software.com Benefit Plans, no event has occurred and there exists no condition or set of circumstances, in connection with which Software.com or any of its subsidiaries would be subject to any liability that individually or in the aggregate could have a material adverse effect on Software.com under ERISA, the Code or any other applicable law.

                      (ii) Each Software.com Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Software.com Benefit Plan that individually or in the aggregate would not have a material adverse effect on Software.com. The Software.com Benefit
Plans have been operated, and are, in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not have a material adverse effect on Software.com. Each Software.com Benefit
Plan intended to qualify under section 401(a) of the Code and each trust intended to qualify under section 501(a) of the Code has received either a favorable determination, opinion or advisory letter from the IRS with respect to each such Software.com Benefit Plan as to its qualified status under the Code, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination, opinion or advisory as to the qualified status of each Software.com Benefit Plan.
To the knowledge of Software.com, no fact or event has occurred since the date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such Software.com Benefit Plan or the exempt status of any such trust.

                      (iii) No Software.com Benefit Plan is subject to Title IV of ERISA or is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

                      (iv) No Software.com Benefit Plan provides medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law or benefits, the full cost of which is borne by the current or former employee) other than individual arrangements the amounts of which are not material.

                      (v) Software.com has previously provided to Phone a copy of each collective bargaining or other labor union contract applicable to persons employed by Software.com or any of its subsidiaries to which Software.com or any of its subsidiaries is a party. No collective bargaining agreement is being negotiated or renegotiated by Software.com or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Software.com or any of its subsidiaries pending or, to the knowledge of Software.com, threatened which may interfere with the respective business activities of Software.com or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not have a material adverse effect on Software.com. As of the date of this Agreement, to the knowledge of Software.com, none of Software.com, any of its subsidiaries or any of their respective representatives or employees has committed any material unfair labor practice in connection with the operation of the respective businesses of Software.com or any of its subsidiaries, and there is no material charge or complaint against Software.com or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing.

                      (vi) No employee of Software.com or any Software.com subsidiary will be entitled to any material payment, additional benefits or any acceleration of the time of payment or vesting of any benefits under any Software.com Benefit Plan as a result of the transactions contemplated by this Agreement (either alone or in conjunction with any other event such as a termination of employment).

                      (vii) To the knowledge of Software.com, no material oral or written representation or commitment with respect to any aspect of any Software.com Benefit Plan has been made to employees of Software.com or any Software.com subsidiaries by an authorized Software.com employee prior to the Closing Date that is not materially in accordance with the written or otherwise preexisting terms and provisions of such Software.com Benefit
Plans in effect immediately prior to the Closing Date.

                      (viii) Except as would not have a material adverse effect, there are no material unresolved claims or disputes under the terms of, or in connection with, any Software.com Benefit Plan (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced with respect to any material claim.

                      (ix) To the knowledge of Software.com, no non-exempt "prohibited transaction" (within the meaning of section 4975(c) of the Code) involving any Software.com Benefit Plan has occurred that could subject Software.com to any material tax penalty or other cost or liability (by indemnification or otherwise).

                      (x) Neither Software.com nor any Software.com subsidiary is obligated to make any parachute payments as such term is defined in section 280G of the Code, and neither is a party to any agreement that under certain circumstances is reasonably likely to obligate it, or any successor in interest, to make any parachute payments that will not be deductible under section 280G of the Code. Neither Software.com nor any Software.com subsidiary is obligated to make reimbursement or gross-up payments to any person in respect to excess parachute payments.

                  (k) Taxes.

                      (i) Each of Software.com and its subsidiaries has filed all material Tax Returns required to be filed by it (taking into account all applicable extensions) with the appropriate Tax Authority and all such returns are complete, true, and correct in all material respects, or requests for extensions to file such returns have been timely filed, granted, and have not expired, except to the extent that such failures to file, to be complete, true, or correct, or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on Software.com. Software.com and each of its subsidiaries has paid (or Software.com has paid or caused to be paid on its behalf) all Taxes shown as due on such returns, and the most recent financial statements contained in the Software.com Filed SEC Documents reflect an adequate reserve in accordance with GAAP for all Taxes payable by Software.com and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                      (ii) No deficiencies for any Taxes have been proposed, asserted or assessed against Software.com or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Software.com. Software.com and its subsidiaries have disclosed all material deficiencies or adjustments for Taxes that have been proposed or assessed by any Tax Authority against Software.com or any of its subsidiaries. All of the Federal income Tax Returns of the "affiliated group" (as defined in section 1504(a) of the Code) of which Software.com is the common parent are no longer subject to any Audit by virtue of the expiration of the applicable statutory period of limitations for the assessment of Tax.

                      (iii) Neither Software.com nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of section 368(a) of the Code.

                      (iv) No Audits are presently pending with regard to any Taxes or Tax Returns of Software.com or its subsidiaries.

                      (v) Neither Software.com nor any of its subsidiaries is a party to any agreement providing for the allocation, indemnification, or sharing of Taxes.

                      (vi) Other than the "affiliated group" (as defined in section 1504(a) of the Code) of which Software.com is the common parent, neither Software.com nor any of its subsidiaries has been a member of any "affiliated group."

                      (vii) There are no liens for Taxes on any of the assets of Software.com or its subsidiaries except for liens for Taxes that are not yet due and payable and for which adequate reserves have been provided in accordance with GAAP in the most recent financial statements contained in the Software.com Filed SEC Documents.

                  (l) Voting Requirements.

                  The affirmative vote at the Software.com Stockholders' Meeting (the "Software.com Stockholder Approval") of the holders of a majority of all outstanding shares of Software.com Common Stock entitled to vote at a duly convened and held meeting of Software.com stockholders is the only vote of the holders of any class or series of Software.com's capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

                  (m) State Takeover Statutes; Certificate of
Incorporation.

                  The Board of Directors of Software.com has adopted a resolution or resolutions approving this Agreement, the Option Agreements, the Phone Voting Agreement and the transactions contemplated hereby and thereby, and, assuming the accuracy of Phone's representation and warranty contained in Section 3.1(p), such approval constitutes approval of the Merger and the other transactions contemplated hereby and by the Option Agreements and the Phone Voting Agreement by the Software.com Board of Directors under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement, the Option Agreements, the Phone Voting Agreement or the transactions contemplated hereby and thereby. To the knowledge of Software.com, no state takeover statute other than Section 203 of the DGCL (which has been rendered inapplicable) is applicable to the Merger or the other transactions contemplated hereby.

                  (n) Brokers.

                  Except for fees payable to Morgan Stanley & Co. Incorporated pursuant to an engagement letter dated July 28, 2000, a true and correct copy of which has been provided to Phone, no broker, investment banker, financial advisor or other person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Software.com.

                  (o) Opinion of Financial Advisors.

                  Software.com has received the opinion of Morgan Stanley & Co. Incorporated, dated the date of this Agreement, to the effect that, as of such date, Exchange Ratio is fair from a financial point of view to holders of Software.com Common Stock (other than Phone and its affiliates), a signed copy of which opinion will be delivered to Phone promptly after execution of this Agreement.

                  (p) Ownership of Phone Common Stock.

                  To the knowledge of Software.com, as of the date hereof or at any time within twelve (12) months prior to the date of this Agreement (and before giving effect to the Phone Option Agreement and the Phone Voting Agreement, which will be entered into immediately after the execution of this Agreement) neither Software.com nor, to its knowledge without independent investigation, any of its affiliates, (i) beneficially owns (as defined in either Rule 13d-3 under the Exchange Act) or owned, directly or indirectly, or (ii) is or was party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Phone.

                  (q) Intellectual Property.

                      (i) To the knowledge of Software.com, Software.com or its subsidiaries own or have a valid right to use all trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature, together with all applications, registrations, renewals and goodwill related to the foregoing (collectively, "Software.com Trademarks"); patents (including any registration, continuations, continuations-in-part, renewals and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); Software.com Software (as defined below); technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, "Software.com Trade Secrets") used in or necessary for the conduct of Software.com's and each of its subsidiary's business as currently conducted (all such intellectual property being referred to herein as the "Software.com Intellectual Property"), except where the failure to possess such right would not have a material adverse effect. For purposes of this
Section 3.2(q), "Software.com Software" means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, (d) the technology supporting any Internet site(s) operated by or on behalf of Software.com or any of its subsidiaries and (e) all documentation, including user manuals and training materials, relating to any of the foregoing.

                      (ii) The Software.com Intellectual Property owned by Software.com or any of its subsidiaries is free and clear of all Liens.

                      (iii) All material Software.com Intellectual Property owned by Software.com or any of its subsidiaries is valid and subsisting, in full force and effect, and has not been canceled, has not expired, nor has it been abandoned. There is no pending or, to Software.com's knowledge, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against any registrations in respect of the Software.com Intellectual Property owned by Software.com or any of its subsidiaries.

                      (iv) To the actual knowledge of Software.com or any of its subsidiaries, the conduct of the business of Software.com and its subsidiaries as currently conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. There are no claims or suits pending and as to which Software.com has received actual notice or, to the knowledge of Software.com, threatened, and neither Software.com nor any of its subsidiaries has received any notice of a third-party claim or suit, (a) alleging that its activities or the conduct of its business infringes upon, violates, or constitutes the unauthorized use of the intellectual property rights of any third party or (b) challenging the ownership, use, validity or enforceability of any Software.com Intellectual Property (other than Software.com Trademarks), which in any case would have a material adverse effect.

                      (v) There are no written settlements, forbearances to sue, consents, judgments, or orders or similar obligations which in any material respect (a) restrict the right of Software.com or its subsidiaries to use any Software.com Intellectual Property owned by Software.com, or (b) restrict the business of Software.com or its subsidiaries in order to accommodate a third party's intellectual property rights or (c) except for licenses with customers for the Software.com Software, there are no agreements that permit third parties to use any Software.com Intellectual Property owned or controlled by Software.com or any of its subsidiaries.

                      (vi) Software.com and each of its subsidiaries takes reasonable measures to protect the confidentiality of Software.com Trade Secrets, including (i) requiring its employees and independent contractors having access thereto to execute written nondisclosure agreements and (ii) requiring all licensees to maintain the confidentiality of Software.com Trade Secrets. To the actual knowledge of Software.com or its subsidiaries, no Software.com Trade Secret has been knowingly disclosed or authorized to be disclosed to any third party other than pursuant to a nondisclosure agreement or other appropriate instrument that adequately protects Software.com and the applicable subsidiary's proprietary interests in and to such trade secrets. To the knowledge of Software.com, no party to any nondisclosure agreement or nondisclosure obligation relating to its trade secrets is in breach or default thereof.

                      (vii) To the knowledge of Software.com, no third party is misappropriating, infringing, diluting, or violating any Software.com Intellectual Property owned by Software.com or any of its subsidiaries other than immaterial disputes concerning use by a third party of Software.com Trademarks of Software.com or any of its subsidiaries.

                      (viii) The consummation of the Merger and the other transactions contemplated by this Agreement shall not result in the loss or impairment of Software.com's or of any subsidiary's right to own or use any of the Software.com Intellectual Property, and will not require the consent of any governmental authority, except where such loss or impairment or the failure to obtain consent would not result in a material adverse effect.

                  (r) Certain Contracts.

                  Except as set forth in the Software.com Filed SEC Documents, neither Software.com nor any of its subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Software.com and its subsidiaries (including, for purposes of this Section 3.2(r), Phone and its subsidiaries, assuming the Merger has taken place), taken as a whole, is or would be conducted, (iii) any exclusive supply or purchase contracts or any exclusive requirements contracts or (iv) any contract or other agreement which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement (all contracts of the type described in clauses (i) and (ii) being referred to herein as "Software.com Material Contracts"). Software.com has delivered to Phone or made available to Phone for review, prior to the execution of this Agreement, complete and correct copies of all Software.com Material Contracts not filed as exhibits to the Software.com Filed SEC Documents. Each Software.com Material Contract is valid and binding on Software.com (or, to the extent a Software.com subsidiary is a party, such subsidiary) and is in full force and effect, and Software.com and each Software.com subsidiary have in all material respects performed all obligations required to be performed by them to date under each Software.com Material Contract, except where such noncompliance, individually or in the aggregate, would not have a material adverse effect on Software.com. Neither Software.com nor any Software.com subsidiary knows of, or has received notice of, any violation or default under (nor, to the knowledge of Software.com, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Software.com Material Contract.

                  (s) Software.com Rights Agreement.

                  Software.com has delivered to Phone a true, correct and complete copy of the Software.com Rights Agreement. Software.com has taken all action so that the entering into of this Agreement, the Software.com Option Agreement, the Software.com Voting Agreement and the Merger, the acquisition of shares pursuant to the Software.com Option Agreement and the other transactions contemplated hereby and thereby will not result in the grant of any rights to any person under the Software.com Rights Agreement or enable or require the Software.com Rights to be exercised, distributed or triggered.

                  (t) Environmental Liability.

                  Except as set forth in the Software.com Filed SEC Documents, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature pending or threatened against Software.com or any of its subsidiaries seeking to impose, or that could reasonably be expected to result in the imposition, on Software.com or any of its subsidiaries, of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance, including, without limitation, CERCLA, which liability or obligation could reasonably be expected to have a material adverse effect on Software.com. To the knowledge of Software.com, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that could reasonably be expected to have a material adverse effect on Software.com.

                  (u) Insurance.

                  Software.com and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Software.com and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds, except questioned, denied or disputed claims the failure to provide coverage for which would not, individually or in the aggregate, have a material adverse effect on Software.com. All premiums due and payable under all such policies and bonds have been paid and Software.com and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Software.com has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

                  (v) Accounting Matters.

                  As of the date hereof, to the knowledge of Software.com, none of Software.com, any of its subsidiaries or any of their respective directors, officers or stockholders, has taken any action which would prevent the accounting for the Merger as a pooling of interests in accordance with APB 16, the interpretative releases pursuant thereto and the pronouncements of the SEC.

                  (w) Transactions with Affiliates.

                  Except as disclosed in the Software.com SEC Documents filed prior to the date of this Agreement or as disclosed in the Software.com Disclosure Schedule, since December 31, 1999, there have been no transactions, agreements, arrangements or understandings between Software.com and its affiliates that would be required to be disclosed under the Item 404 of Regulation S-K under the Securities Act.

                  (x) Full Disclosure.

                  None of the representations or warranties made by Software.com herein or in any schedule hereto, including the Software.com Disclosure Schedule, or any certificate furnished by Software.com pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                 ARTICLE 4.

             COVENANTS RELATING TO CONDUCT OF BUSINESS SECTION

             SECTION 4.1 Conduct of Business.

                  (a) Conduct of Business by Phone.

                  Except as set forth in Section 4.1(a) of the Phone Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by Software.com in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Phone shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, Phone shall not, and shall not permit any of its subsidiaries to:

                      (i) other than dividends and distributions by a direct or indirect wholly owned subsidiary of Phone to its parent, or by a subsidiary that is partially owned by Phone or any of its subsidiaries, provided that Phone or any such subsidiary receives or is to receive its proportionate share thereof, (x) declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Phone Common Stock upon the exercise of Phone Options, in each case, outstanding as of the date hereof in accordance with their present terms (including cashless exercise) or issued pursuant to Section 4.1(a)(ii) or (z) purchase, redeem or otherwise acquire any shares of capital stock of Phone or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (except, in the case of clause (z), for the deemed acceptance of shares upon cashless exercise of Phone Options outstanding on the date hereof, or in connection with withholding obligations relating thereto);

                      (ii) except in connection with acquisitions permitted or contemplated by clause (iv) of this Section 4.1(a), issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Phone Common Stock upon the exercise or conversion of Phone Options outstanding as of the date hereof in accordance with their present terms or the issuance of Phone Options (and shares of Phone Common Stock upon the exercise thereof) granted after the date hereof in the ordinary course of business consistent with past practice for employees (so long as such additional amount of Phone Common Stock subject to Phone Options issued to such employees does not exceed four and one-half million (4,500,000) shares of Phone Common Stock in the aggregate));

                      (iii) except as contemplated hereby, amend its certificate of incorporation, by-laws or other comparable organizational documents;

                      (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or equity or other securities of, or by any other manner, any business or any person, or, except for transactions pursuant to contracts or agreements in force at the date of this Agreement or acquisitions or investments permitted or contemplated by Section 4.1(a) of the Phone Disclosure Schedule, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a subsidiary of Phone;

                      (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice, including, without limitation, in connection with consolidation of acquired businesses or as would not have a material adverse effect on Phone;

                      (vi) take any action that would cause the representations and warranties set forth in Section 3.1(g) and qualified as to materiality to be no longer true and correct or, if not so qualified, to be no longer true and correct in all material respects;

                      (vii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for the obligations of any person for borrowed money, other than pursuant to a revolving credit facility or receivables facility or commercial paper facility in effect as of the date hereof (including any replacement facilities), in the ordinary course of business consistent with past practice;

                      (viii) settle any material claim (including any Tax claim), action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

                      (ix) make any material Tax election except in the ordinary course of business and consistent with past practice;

                      (x) other than in the ordinary course of business or in connection with acquisitions permitted by Section 4.1(a) of the Phone Disclosure Schedule, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than amendments or renewals of contracts and leases without material adverse changes of terms;

                      (xi) except for increases in accordance with normal past practice, increase in any manner the compensation or fringe benefits of any of its officers or directors, or materially increase the foregoing in respect of employees; enter into any commitment to pay any pension, retirement or severance benefit to any such officers or directors, or make any material commitment to pay the foregoing to any employees; commit itself to, or enter into, any employment agreement involving compensation of more than Two Hundred Thousand Dollars ($200,000.00) per year or a term other than "at will;" adopt or commit itself to any new benefit, base salary or stock option plan or arrangement; or amend, supplement, or accelerate the timing of payments or vesting under, or otherwise materially amend or supplement any existing benefit, stock option or compensation plan or arrangement (other than as may be required by applicable law);

                      (xii) change any of the accounting methods used by Phone or any of its subsidiaries unless required by generally accepted accounting principles or take or knowingly allow to be taken any action which would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes; or

                      (xiii) authorize, or commit or agree to take, any of the foregoing actions; provided that the limitations set forth in this Section 4.1(a) (other than clause (iii)) shall not apply to any transaction between Phone and any wholly owned subsidiary or between any wholly owned subsidiaries of Phone.

                  (b) Conduct of Business by Software.com.

                  Except as set forth in Section 4.1(b) of the Software.com Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by Phone in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Software.com shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, Software.com shall not, and shall not permit any of other Software.com subsidiaries to:

                      (i) other than dividends and distributions by a direct or indirect wholly owned subsidiary of Software.com to its parent, or by a subsidiary that is partially owned by Software.com or any of its subsidiaries, provided that Software.com or any such subsidiary receives or is to receive its proportionate share thereof, (x) declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock or the capital stock of any of its subsidiaries, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or the capital stock of any of its subsidiaries, except for issuances of Software.com Common Stock upon the exercise of Software.com Options outstanding as of the date hereof in accordance with their present terms (including cashless exercise) or issued pursuant to Section 4.1(b)(ii) or (z) purchase, redeem or otherwise acquire any shares of capital stock of Software.com or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (except, in the case of clause (z), for the deemed acceptance of shares upon cashless exercise of Software.com
Options, or in connection with withholding obligations relating thereto);

                      (ii) except in connection with acquisitions permitted or contemplated by clause (iv) of this Section 4.2(b), issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Software.com Common Stock upon the exercise of Software.com Options outstanding as of the date hereof in accordance with their present terms or the issuance of Software.com Options (and shares of Software.com Common
Stock upon the exercise thereof) granted after the date hereof in the ordinary course of business consistent with past practice for employees (so long as such additional amount of Software.com Common Stock subject to Software.com Employee Stock Options issued to employees does not exceed four and one-half million (4,500,000) shares of Software.com Common Stock in the aggregate));

                      (iii) except as contemplated hereby, amend its certificate of incorporation, by-laws or other comparable organizational documents;

                      (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or equity or other securities of, or by any other manner, any business or any person, or, except for transactions pursuant to contracts or agreements in force at the date of this Agreement or acquisitions or investments permitted or contemplated by Section 4.1(b) of the Software.com Disclosure Schedule, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a subsidiary of Software.com;

                      (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice, including, without limitation, in connection with consolidation of acquired businesses or as would not have a material adverse effect on Software.com;

                      (vi) take any action that would cause the representations and warranties set forth in Section 3.2(g) and qualified as to materiality to be no longer be true and correct or, if not so qualified, to be no longer true and correct in all material respects;

                      (vii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for the obligations of any person for borrowed money, other than pursuant to a revolving credit facility or receivables facility or commercial paper facility in effect as of the date hereof (including any replacement facilities), in the ordinary course of business consistent with past practice;

                      (viii) settle any claim (including any Tax claim), action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

                      (ix) make any material Tax election except in the ordinary course of business and consistent with past practice;

                      (x) other than in the ordinary course of business or in connection with acquisitions permitted by Section 4.1(b) of the Software.com Disclosure Schedule, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than amendments or renewals of contracts and leases without material adverse changes of terms;

                      (xi) except for increases in accordance with normal past practice, increase in any manner the compensation or fringe benefits of any of its officers or directors, or materially increase the foregoing in respect of employees; enter into any commitment to pay any pension, retirement or severance benefit to any such officers or directors, or make any material commitment to pay any of the foregoing to any employees;
commit itself to, or enter into, any employment agreement involving base salary of more than Two Hundred Thousand Dollars ($200,000.00) per year or a term other than "at will;" adopt or commit itself to any new benefit, compensation or stock option plan or arrangement; or amend, supplement, or accelerate the timing of payments or vesting under, or otherwise materially amend or supplement any existing benefit, stock option or compensation plan or arrangement (other than as may be required by applicable law);

                      (xii) change any of the accounting methods used by Software.com or any of its subsidiaries unless required by generally accepted accounting principles or take or knowingly allow to be taken any action which would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes; or

                      (xiii) authorize, or commit or agree to take, any of the foregoing actions; provided that the limitations set forth in this Section 4.1(b) (other than clause (iii)) shall not apply to any transaction between Software.com and any wholly owned subsidiary or between any wholly owned subsidiaries of Software.com.

                  (c) Other Actions.

                  Except as required by law, Phone, Software.com and Merger Sub shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in any of the conditions to the Merger set forth in
Article 6 not being satisfied.

                  (d) Advice of Changes.

                  Each of Phone, Software.com and Merger Sub shall promptly advise the other parties orally and in writing to the extent it has knowledge of any change or event which would cause a failure of any of the conditions set forth in Article 6 to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

        SECTION 4.2 No Solicitation by Phone.

                  (a) Phone shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal the consummation of which would constitute an Alternative Transaction (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding any Alternative Transaction; provided, however, that if, at any time prior to the adoption of this Agreement by the holders of Phone Common Stock, the Board of Directors of Phone determines in good faith, after consultation with outside counsel, that the failure to provide such information or participate in such negotiations or discussions would result in a reasonable possibility that the Board of Directors of Phone would breach its fiduciary duties to Phone's stockholders under applicable law, Phone may, in response to any such proposal that was not solicited by it or that did not otherwise result from a breach of this Section 4.2(a), and subject to compliance with Section 4.2(c), (x) furnish information with respect to Phone and its subsidiaries to any person pursuant to a customary confidentiality agreement containing terms as to confidentiality no less restrictive than the terms of the confidentiality agreement, dated June 9, 2000, entered into between Software.com and Phone (the "Confidentiality Agreement") and (y) participate in negotiations regarding such proposal. For purposes of this Agreement "Alternative Transaction" means any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Software.com and its subsidiaries and other than Phone and its subsidiaries (a "Third Party") acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than twenty percent (20%) of the outstanding shares of Software.com or Phone, as the case may be, whether from Software.com or Phone or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of Software.com or any of its significant subsidiaries or Phone or any of its significant subsidiaries, as the case may be, by a merger or other business combination (including any so-called "merger of equals" and whether or not Software.com or any of its significant subsidiaries or Phone or any of its significant subsidiaries, as the case may be, is the entity surviving any such merger or business combination) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of subsidiaries of Software.com or Phone, as the case may be, and any entity surviving any merger or combination including any of them) of Software.com or any of its subsidiaries or Phone or any of its subsidiaries, as the case may be, for consideration equal to twenty percent (20%) or more of the fair market value of all of the outstanding shares of Software.com Common Stock or all of the outstanding shares of Phone Common Stock, as the case may be, on the date prior to the date hereof.

                  (b) Neither the Board of Directors of Phone nor any committee thereof shall (i) except as expressly permitted by this Section 4.2(b), withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Software.com, the approval or recommendation by such Board of Directors or such committee of the Merger, this Agreement, the issuance of Phone Common Stock in connection with the Merger or the Charter Amendment, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction, or (iii) cause Phone to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Alternative Transaction. Notwithstanding the foregoing, in the event that prior to the adoption of this Agreement by the holders of Phone Common Stock the Board of Directors of Phone determines in good faith, after it has received a Phone Superior Proposal (as defined below) and after consultation with outside counsel, that the failure to do so would result in a reasonable possibility that the Board of Directors of Phone would breach its fiduciary duties to Phone's stockholders under applicable law, the Board of Directors of Phone may (subject to this and the following sentences) inform Phone stockholders that it no longer believes that the Merger or this Agreement is advisable and no longer recommends approval of the issuance of shares of Phone Common Stock pursuant to this Agreement (a "Phone Subsequent Determination"), but only at a time that is after the third business day following Software.com's receipt of written notice advising Software.com that the Board of Directors of Phone has received a Phone Superior Proposal specifying the material terms and conditions of such Phone Superior Proposal, identifying the person making such Phone Superior Proposal and stating that it intends to make a Phone Subsequent Determination. For purposes of this Agreement, a "Phone Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative Transaction which the Board of Directors of Phone determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to Phone's stockholders than the Merger taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of Phone, after consultation with a financial advisor of nationally recognized reputation, the third party is reasonably able to finance the transaction. Notwithstanding any other provision of this Agreement, Phone shall submit this Agreement to its stockholders whether or not the Board of Directors of Phone makes a Phone Subsequent Determination.

                  (c) In addition to the obligations of Phone set forth in paragraphs (a) and (b) of this Section 4.2, and in any event within one (1) business day, Phone shall promptly advise Software.com orally and in writing of any request for information or of any proposal in connection with an Alternative Transaction, the material terms and conditions of such request or proposal and the identity of the person making such request or proposal. Phone will keep Software.com reasonably informed of the status and details (including amendments or proposed amendments) of any such request or proposal on a current basis.

                  (d) Nothing contained in this Section 4.2 shall prohibit Phone (i) from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) from making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of Phone, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to Phone's stockholders under applicable law.

        SECTION 4.3 No Solicitation by Software.com.

                  (a) Software.com shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal the consummation of which would constitute an Alternative Transaction or (ii) participate in any discussions or negotiations regarding any Alternative Transaction; provided, however, that if, at any time prior to the adoption of this Agreement by the holders of Software.com Common Stock, the Board of Directors of Software.com determines in good faith, after consultation with outside counsel, that the failure to provide such information or participate in such negotiations or discussions would result in a reasonable possibility that the Board of Directors of Software.com breach its fiduciary duties to Software.com's stockholders under applicable law, Software.com may, in response to any such proposal that was not solicited by it or which did not otherwise result from a breach of this Section 4.3(a), and subject to compliance with Section 4.3(c), (x) furnish information with respect to Software.com and its subsidiaries to any person pursuant to a customary confidentiality agreement containing terms as to confidentiality no less restrictive than the Confidentiality Agreement, as amended pursuant to Section 8.6 hereof, and (y) participate in negotiations regarding such proposal.

                  (b) Neither the Board of Directors of Software.com nor any committee thereof shall (i) except as expressly permitted by this
Section 4.3(b), withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Phone, the approval or recommendation by such Board of Directors or such committee of the Merger, or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction, or (iii) cause Software.com to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Alternative Transaction. Notwithstanding the foregoing, in the event that prior to the adoption of this Agreement by the holders of Software.com Common Stock the Board of Directors of Software.com determines in good faith, after it has received a Software.com Superior Proposal (as defined below) and after consultation with outside counsel, that the failure to do so would result in a reasonable possibility that the Board of Directors of Software.com would breach its fiduciary duties to Software.com's stockholders under applicable law, the Board of Directors of Software.com may (subject to this and the following sentences) inform Software.com stockholders that it no longer believes that the Merger or this Agreement is advisable and no longer recommends approval (a "Software.com Subsequent Determination"), but only at a time that is after the third business day following Phone's receipt of written notice advising Phone that the Board of Directors of Software.com has received a Software.com Superior Proposal, specifying the material terms and conditions of such Software.com Superior Proposal, identifying the person making such Software.com Superior Proposal and stating that it intends to make a Software.com Subsequent Determination. For purposes of this Agreement, a "Software.com Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party enter into an Alternative Transaction on terms which the Board of Directors of Software.com determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to Software.com's stockholders than the Merger taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of Software.com, after consultation with a financial advisor of nationally recognized reputation, the third party is reasonably able to finance the transaction. Notwithstanding any other provision of this Agreement, Software.com shall submit this Agreement to its stockholders whether or not the Board of Directors of Software.com make a Software.com Subsequent Determination.

                  (c) In addition to the obligations of Software.com set forth in paragraphs (a) and (b) of this Section 4.3, and in any event within one (1) business day, Software.com shall promptly advise Phone orally and in writing of any request for information or of any proposal in connection with an Alternative Transaction, the material terms and conditions of such request or proposal and the identity of the person making such request or proposal. Software.com will keep Phone reasonably informed of the status and details (including amendments or proposed amendments) of any such request or proposal on a current basis.

                  (d) Nothing contained in this Section 4.3 shall prohibit Software.com from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) from making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of Software.com, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to Software.com's stockholders under applicable law.

                                 ARTICLE 5

                           ADDITIONAL AGREEMENTS

        SECTION 5.1 Preparation of the Form S-4 and the Joint Proxy Statement; Stockholders' Meetings.

                  (a) As soon as practicable following the date of this Agreement, Phone and Software.com shall prepare and file with the SEC the Joint Proxy Statement, and Phone shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Phone and Software.com shall use commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Phone will use commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to Phone's stockholders, and Software.com will use commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to Software.com's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Phone shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of shares of Phone Common Stock in the Merger and the conversion of Software.com Options into options to acquire Phone Common Stock, and Software.com shall furnish all information concerning Software.com and the holders of Software.com Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Joint Proxy Statement will be made by Phone without Software.com's prior consent and without providing Software.com the opportunity to review and comment thereon. Phone will advise Software.com promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Phone Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Phone or Software.com, or any of their respective affiliates, officers or directors, should be discovered by Phone or Software.com which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Phone and Software.com.

                  (b) Phone shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, duly give notice of, convene and hold a meeting of its stockholders (the "Phone Stockholders' Meeting") in accordance with the DGCL for the purpose of obtaining the Phone Stockholder Approval and shall, subject to the provisions of Section 4.2(b) hereof, through its Board of Directors, recommend to its stockholders the approval of the issuance of the shares of Phone Common Stock in the Merger and the Phone Charter Amendment.

                  (c) Software.com shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, duly give notice of, convene and hold a meeting of its stockholders (the "Software.com Stockholders' Meeting") in accordance with the DGCL for the purpose of obtaining the Software.com Stockholder Approval and shall, subject to the provisions of Section 4.3(b) hereof, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby.

                  (d) Software.com and Phone will use commercially reasonable efforts to hold the Phone Stockholders' Meeting and the Software.com Stockholders' Meeting on the same date and as soon as reasonably practicable after the date hereof.

        SECTION 5.2 Pooling Letters.

                  Software.com shall use commercially reasonable efforts to obtain from Software.com's accounting firm, Ernst & Young, a signed report in form and substance reasonably satisfactory to Phone and dated not earlier than five (5) days prior to the Closing Date, to the effect that, subject to customary qualifications, such firm concurs with the conclusion of Software.com's management that Software.com qualifies as a "combining company" in accordance with the criteria set forth in paragraph 46 of APB 16 and has not violated the criteria set forth in paragraphs 47c, 47d and 48c of APB 16 during the period extending from two (2) years preceding the date of initiation to the date of such report and Phone shall use commercially reasonable efforts to obtain from Phone's accounting firm, KPMG LLP a signed report in form and substance reasonably satisfactory to Phone and dated not earlier than five (5) days prior to the Closing Date, to the effect that such firm concurs with the conclusion of Phone's management that pooling of interests accounting for the Merger under APB 16 is appropriate.

        SECTION 5.3 Access to Information; Confidentiality.

                  Subject to the Confidentiality Agreement and subject to applicable law, each of Phone and Software.com shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records (provided that such access shall not interfere with the business or operations of such party) and, during such period, each of Phone and Software.com shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. No review pursuant to this Section
5.3 shall affect any representation or warranty given by the other party hereto. Each of Phone and Software.com will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreements. Phone shall also cooperate with Software.com and use its best efforts to obtain an estimate of withdrawal liability from each multi-employer plan with respect to which Phone contributes as of the date hereof.

        SECTION 5.4 Commercially Reasonable Efforts.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers, and any necessary or appropriate financing arrangements, from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Notwithstanding anything to the contrary in this Agreement, neither Software.com nor Phone shall be required to hold separate (including by trust or otherwise) or divest any of their respective businesses or assets, or enter into any consent decree or other agreement that would restrict either Software.com or Phone in the conduct of its business as heretofore conducted.

                  (b) In connection with and without limiting the foregoing, Phone and Software.com shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Option Agreements, or any of the transactions contemplated hereby and thereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to such agreements or transactions, take all action necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

        SECTION 5.5 Indemnification, Exculpation and Insurance.

                  Phone agrees that at all times after the Effective Time, it shall indemnify, and shall cause the Surviving Corporation to indemnify, each person who is now, or has been at any time prior to the date hereof, a director or officer of Software.com, any of its subsidiaries or affiliates, or of any of its successors and assigns (individually an "Indemnified Party" and collectively the "Indemnified Parties"), to the same extent and in the same manner as is now provided in the certificate of incorporation or by-laws of Software.com or otherwise in effect at the Effective Time (pursuant to an indemnification agreement or otherwise), with respect to any claim, liability, loss, damage, cost or expense (whenever asserted or claimed) based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. Phone shall, or shall cause the Surviving Corporation to, maintain in effect for not less than six (6) years after the Effective Time the current policies of directors' and officers' liability insurance maintained by Software.com on the date hereof (provided that Phone or the Surviving Corporation may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time. Without limiting the foregoing, in the event any Indemnified Party becomes involved in any capacity in any action, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, any matter, including the transactions contemplated hereby, existing or occurring at or prior to the Effective Time, then, following the Effective Time, to the extent permitted by law Phone shall, or shall cause the Surviving Corporation to, periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto. Promptly after receipt by an Indemnified Party of notice of the assertion (an "Assertion") of any claim or the commencement of any action against him or her in respect to which indemnity or reimbursement may be sought against Phone, the Surviving Corporation or a subsidiary of Phone ("Indemnitors") hereunder, such Indemnified Party shall notify any Indemnitor in writing of the Assertion, but the failure to so notify any Indemnitor shall not relieve any Indemnitor of any liability it may have to such Indemnified Party hereunder except to the extent such failure shall have materially prejudiced Indemnitor in defending against such Assertion. Indemnitors shall be entitled to participate in and, to the extent Indemnitors (A) elect by written notice to such Indemnified Party within thirty (30) days after receipt by any Indemnitor of notice of such Assertion and (B) acknowledge in writing their obligation to indemnify the Indemnified Parties in connection with such Assertion, to assume the defense of such Assertion, at their own expense, with counsel chosen by Indemnitors and reasonably satisfactory to such Indemnified Party. Notwithstanding that Indemnitors shall have elected by such written notice to assume the defense of any Assertion, such Indemnified Party shall have the right to participate in the investigation and defense thereof, with separate counsel chosen by such Indemnified Party, but in such event the fees and expenses of such counsel shall be paid by such Indemnified Party, unless, in the opinion of such separate counsel, (i) such Indemnified Party has available to him one or more defenses to such Assertion that may not be available to the Indemnitors, (ii) there is otherwise a conflict of interest between the Indemnified Party, on the one hand, and the Indemnitors, on the other hand, or (iii) the Indemnitors fail to vigorously pursue the defense of the asserted claim. No Indemnified Party shall settle any Assertion without the prior written consent of Phone, nor shall any Indemnitor settle any Assertion without either (i) the written consent of all Indemnified Parties against whom such Assertion was made, or (ii) obtaining a general release from the party making the Assertion for all Indemnified Parties as a condition of such settlement. The provisions of this Section 5.5 are intended for the benefit of, and shall be enforceable by, the respective Indemnified Parties. The provisions of this Section 5.5 are not intended to constitute insurance. To the extent that any policy of insurance shall provide all or any part of the indemnity owed to the Indemnified Parties, or any of them, hereunder, the Indemnitors shall be relieved of their obligation with regard thereto. No acceptance by an Indemnified Party of any defense from any third party with respect to an Assertion shall be deemed to constitute a waiver by such Indemnified Party of its rights under this Section 5.5 or to receive the full measure of the indemnity provided for hereby.

        SECTION 5.6 Fees and Expenses.

                  Except as set forth in this Section 5.6 and in Section 7.2, all fees and expenses incurred in connection with the Merger, this Agreement, the Option Agreements and the transactions contemplated by this Agreement and the Option Agreements shall be paid by the party incurring such fees or expenses, whether or not the Merger are consummated, except that each of Software.com and Phone shall bear and pay one-half of the costs and expenses (other than the fees and expenses of each party's attorneys and accountants which shall be paid by the party incurring such expenses) incurred by Phone, Merger Sub, or Software.com in connection with
(i) the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (ii) the filings of the premerger notification and report forms under the HSR Act (including filing fees). In addition, all transfer taxes incurred by Phone, Merger Sub or Software.com in connection with the Merger arising on or after the Effective Time shall be borne by Phone.

        SECTION 5.7 Public Announcements.

                  Software.com and Phone will consult with each other and agree before issuing, and provide each other the opportunity to review, comment upon and concur with, and use reasonable efforts to agree on, any press release with respect to the transactions contemplated by this Agreement, the Option Agreements, including the Merger, and shall not issue any such press release prior to such consultation and agreement, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or stock market. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

        SECTION 5.8 Affiliates.

                  (a) On or before the date hereof, Phone shall prepare and deliver a copy to Software.com of a letter identifying all persons who may be deemed to be, at the time this Agreement is submitted for approval and adoption by the stockholders of Phone, "affiliates" of Phone for purposes of applicable SEC accounting releases with respect to pooling of interests accounting treatment and such list shall be updated as necessary to reflect changes from the date hereof. Phone shall use commercially reasonable efforts to cause each person identified on such list to deliver to Phone on or before the date hereof, written agreements substantially in the form attached as Exhibit F hereto, and in the event any other person becomes an affiliate of Phone thereafter to cause such person to deliver such an agreement to Phone as soon as practicable but in any event at Closing.

                  (b) On or before the date hereof, Software.com shall deliver to Phone a letter identifying all persons who may be deemed to be, at the time this Agreement is submitted for approval and adoption by the stockholders of Software.com, "affiliates" of Software.com for purposes of Rule 145 under the Securities Act and for purposes of applicable SEC accounting releases with respect to pooling of interests accounting treatment and such list shall be updated as necessary to reflect changes from the date hereof. Software.com shall use commercially reasonable efforts to cause each person identified on such list to deliver to Phone on or before the date hereof, written agreements substantially in the form attached as Exhibit E or Exhibit H hereto, as applicable, and in the event any other person becomes an affiliate of Software.com thereafter to cause such person to deliver such an agreement to Phone as soon as practicable but in any event at Closing.

        SECTION 5.9 Nasdaq Listing.

                  Phone shall use commercially reasonable efforts to cause the Phone Common Stock issuable under Article 2 to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

        SECTION 5.10 Tax and Accounting Treatment.

                  Each of Phone, Software.com and their respective subsidiaries shall use all reasonable efforts to cause the Merger to qualify (i) for treatment as a pooling of interests for accounting purposes and (ii) as a reorganization within the meaning of section 368(a) of the Code, and to obtain the opinions of counsel referred to in sections 6.2 and
6.3. Neither Phone, nor Software.com, nor their respective subsidiaries, shall take any action to cause the Merger to fail to qualify (i) for treatment as a pooling of interests for accounting purposes or (ii) as a reorganization within the meaning of section 368(a) of the Code.

        SECTION 5.11 Post-Merger Operations.

                  Following the Effective Time, the headquarters of Phone and its subsidiaries shall be located in Redwood City, California, until such time as the Board of Directors of Phone otherwise determines.

        SECTION 5.12 Conveyance Taxes.

                  Software.com and Phone shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

        SECTION 5.13 Employee Benefits.

                  For a period of one (1) year after the Closing, Phone covenants that it shall provide all active employees of Software.com and their dependants and all qualified beneficiaries with coverage under one or more Phone welfare benefit plans (each, a "Phone Welfare Benefit Plan"), including without limitation health coverage (collectively, "Coverage"), which meet the following requirements as of the Effective Time: (A) the Coverage is comparable in the aggregate to that provided under the Software.com welfare benefit plans listed in Section 5.13 of the Software.com Disclosure Schedule (each, a "Software.com Scheduled Welfare Plan"), (B) service with Software.com prior to the Effective Time shall be credited against all service and waiting period requirements under the Phone Welfare Benefit Plans, (C) such Phone Welfare Benefit Plans shall not provide for any pre-existing condition exclusions other than any such exclusions existing under the Software.com Scheduled Welfare Plans, and (D) the deductibles and/or copayments in effect under the Phone Welfare Benefit Plans shall be credited with any applicable deductibles and/or copayments paid by such individuals under the Software.com Scheduled Welfare Plans for the plan year in which the Effective Time occurs.

        SECTION 5.14 Consents of Accountants.

                  Phone and Software.com will each use all reasonable efforts to cause to be delivered to each other consents from their respective independent auditors, dated the date on which the Form S-4 shall become effective, in form reasonably satisfactory to the recipient and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

        SECTION 5.15 Phone Board and Officers.

                  (a) The Board of Directors of Phone shall take all action necessary so that effective as of the Effective Time, the Board of Directors of Phone consists of six members, three (3) of whom are members of the current Phone Board of Directors designated by Phone (the "Phone Designees") and three (3) of whom are members of the current Software.com Board of Directors designated by Software.com (the "Software.com Designees") and that each of the three (3) classes of Phone Directors includes one Phone Designee and one Software.com Designee.

                  (b) The Board of Directors of Phone will take all necessary action to appoint, effective as of the Effective Time, (i) Donald
J. Listwin to the position of President and Chief Executive Officer of Phone, (ii) Alain Rossmann to the position of Executive Vice President and Chairman of the Board of Directors of Phone, (iii) John L. MacFarlane to the position of Executive Vice President of Phone and (iv) Alan S. Black to the position of Chief Financial Officer of Phone. Phone shall take all action necessary to elect such additional members of management and executive officers of Phone as the Board of Directors of Phone may determine.

        SECTION 5.16 Rights Plans.

                  (a) Phone shall not redeem the Phone Rights, or amend, modify (other than to delay any "distribution date" therein) or terminate the Phone Rights Plan prior to the Effective Time unless required to do so by order of a court of competent jurisdiction.

                  (b) Software.com shall not redeem the Software.com Rights or amend, modify (other than to delay any "distribution date" therein) or terminate the Software.com Rights Plan prior to the Effective Time unless required to do so by order of a court of competent jurisdiction.

        SECTION 5.17 Action by Board of Directors.

                  Prior to the Effective Time, the board of directors of each of Phone and Software.com shall comply as applicable with the provisions of the SEC's no-action letter dated January 12, 1999, addressed to Skadden, Arps, Slate, Meagher and Flom LLP relating to Rule 16b of the Exchange Act.

                                ARTICLE 6.

                            CONDITIONS PRECEDENT

        SECTION 6.1 Conditions to Each Party's Obligation to Effect The
Merger.

                  The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approvals.

                  Each of the Phone Stockholder Approval and the Software.com Stockholder Approval shall have been obtained.

                  (b) HSR Act.

                  The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                  (c) Governmental and Regulatory Approvals.

                  Other than the filing of the Certificates of Merger provided for under Section 1.3 and filings pursuant to the HSR Act (which are addressed in Section 6.1(b)), all consents, approvals and actions of, filings with and notices to any Governmental Entity required of Phone, Software.com or any of their subsidiaries to consummate the Merger and the other transactions contemplated hereby (together with the matters contemplated by Section 6.1(b), the "Requisite Regulatory Approvals") shall have been obtained.

                  (d) No Injunctions or Restraints.

                  No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect
(i) preventing the consummation of the Merger, or (ii) which otherwise is reasonably likely to have a material adverse effect on Phone following the Effective Time or the effective operation of the combined company following consummation of the Merger.

                  (e) Form S-4.

                  The Form S-4 shall have become effective under the Securities Act prior to the mailing of the Joint Proxy Statement by each of Phone and Software.com to their respective stockholders and no stop order or proceedings seeking a stop order shall be threatened by the SEC or shall have been initiated by the SEC.

                  (f) Nasdaq Listings.

                  The shares of Phone Common Stock issuable to the stockholders of Software.com as contemplated by Article 2 shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

        SECTION 6.2 Conditions to Obligations of Software.com.

                  The obligation of Software.com to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                  (a) Representations and Warranties.

                  The representations and warranties of Phone and Merger Sub set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties (other than those set forth in Section 3.1(c)) which shall be true and correct in all material respects to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a "material adverse effect" on Phone.

                  (b) Performance of Obligations of Phone and Merger Sub.

                  Each of Phone and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                  (c) No Material Adverse Change.

                  At any time after the date of this Agreement there shall not have occurred any material adverse change relating to Phone.

                  (d) Officer's Certificate.

                  Software.com shall have received an officer's certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of Phone to the effect that the conditions set forth in Sections 6.2(a), (b) and (c) have been satisfied.

                  (e) Tax Opinion.

                  Software.com shall have received an opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, in form and substance reasonably satisfactory to Software.com, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of section 368(a) of the Code.

                  In rendering such opinion, Wilson, Sonsini, Goodrich & Rosati, Professional Corporation may receive and rely upon representations contained in certificates of Software.com, Phone, Merger Sub and others, and the parties agree to provide Wilson, Sonsini, Goodrich & Rosati, Professional Corporation with such certificates as Wilson, Sonsini, Goodrich & Rosati, Professional Corporation may reasonably request in connection with rendering its opinion.

        SECTION 6.3 Conditions to Obligations of Phone and Merger Sub.

                  The obligations of Phone and Merger Sub to effect the Merger are further subject to satisfaction or waiver of the following conditions:

                  (a) Representations and Warranties.

                  The representations and warranties of Software.com set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties (other than those set forth in Section 3.2(c)) which shall be true and correct in all material respects to be so true and correct (without giving effect to any limitation as to "materiality," or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on Software.com.

                  (b) Performance of Obligations of Software.com.

                  Software.com shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                  (c) No Material Adverse Change.

                  At any time after the date of this Agreement there shall not have occurred any material adverse change relating to Software.com.

                  (d) Officer's Certificate.

                  Phone shall have received an officer's certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of Software.com to the effect that the conditions set forth in Sections 6.3(a), (b) and (c) have been satisfied.

                  (e) Tax Opinion.

                  Phone shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to Phone, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for United States federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of section 368(a) of the Code.

                  In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may receive and rely upon representations contained in certificates of Phone, Merger Sub, Software.com and others, and the parties agree to provide Skadden, Arps, Slate, Meagher & Flom LLP with such certificates as Skadden, Arps, Slate, Meagher & Flom LLP may reasonably request in connection with rendering its opinion.

                                ARTICLE 7.

                     TERMINATION, AMENDMENT AND WAIVER

        SECTION 7.1 Termination.

                  This Agreement may be terminated at any time prior to the Effective Time, and (except in the case of 7.1(e) or 7.1(f)) whether before or after the Phone Stockholder Approval or the Software.com Stockholder
Approval:

                  (a) by mutual written consent of Software.com and Phone, if the Board of Directors of each so determines by a vote of a majority of its entire board;

                  (b) by either the Board of Directors of Software.com or the Board of Directors of Phone:

                      (i) if the Merger shall not have been consummated by March 31, 2001 (the "Outside Date") unless such termination right has been expressly restricted in writing by the Board of Directors of Software.com or Phone, as the case may be; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time; provided, however, that in the event either Phone or Software.com has received a request, demand or legal order from a Governmental Entity with responsibility for administering antitrust, competition or other similar foreign rules, regulations or laws for additional documentation or other information, the Outside Date shall be extended to June 30, 2001;

                      (ii) if the Phone Stockholder Approval shall not have been obtained at a Phone Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereof;

                     (iii) if the Software.com Stockholder Approval shall not have been obtained at a Software.com Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereof;

                      (iv) if any Restraint having any of the effects set forth in Section 6.1(d) shall be in effect and shall have become final and nonappealable, or if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable;

                  (c) by the Board of Directors of Software.com if either of Phone or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or (b), and (B) is incapable of being cured by Phone or is not cured within fifteen (15) business days of written notice thereof;

                  (d) by the Board of Directors of Phone, if Software.com shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or (b), and (B) is incapable of being cured by Software.com or is not cured within fifteen
(15) business days of written notice thereof;

                  (e) by the Board of Directors of Software.com, at any time prior to the Phone Stockholders' Meeting, if (i) the Phone Board of Directors shall have (A) failed to include in the Joint Proxy Statement to the stockholders of Phone, its recommendation without modification or qualification that such stockholders approve the issuance of Phone Common Stock in the Merger and the Charter Amendment, (B) subsequently withdrawn such recommendation, (C) modified or qualified such recommendation in a manner adverse to the interests of Software.com or (D) failed to reconfirm such recommendation within ten (10) business days of receipt of a written request from Software.com to do so or (ii) Phone shall have materially breached the provisions of Section 4.2 of this Agreement;

                  (f) by the Board of Directors of Phone, at any time prior to the Software.com Stockholders' Meeting, if (i) the Software.com Board of Directors shall have (A) failed to include in the Joint Proxy Statement to the stockholders of Software.com, its recommendation without modification or qualification that such stockholders approve this Agreement and the transaction contemplated hereby, or (B) subsequently withdrawn such recommendation, or (C) modified or qualified such recommendation in a manner adverse to the interests of Phone, or (D) failed to reconfirm such recommendation within ten (10) business days of receipt of a written request from Phone to do so or (ii) Software.com shall have materially breached the provisions of Section 4.3 of this Agreement.

        SECTION 7.2 Effect of Termination.

                  (a) In the event of termination of this Agreement as provided in Section 7.1 hereof, and subject to the provisions of Section
8.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except (i) as set forth in this Section 7.2 and in Sections 5.3, 5.6, 3.1(n) and 3.2(n) hereof, and
(ii) nothing herein shall relieve any party from liability for any willful breach hereof.

                  (b) (1) If this Agreement is terminated by Software.com or Phone pursuant to Section 7.1(b)(ii) hereof because of the failure to obtain the required approval from the Phone stockholders and at the time of such termination or prior to the meeting of Phone's stockholders there shall have been a publicly-announced and not irrevocably and unconditionally withdrawn offer or proposal for, or any agreement with respect to, a transaction that would constitute an Alternative Transaction (as defined in Section 4.2(a) hereof, except that for purposes of this Section 7.2(b), the applicable percentage of clause (i) of such definition shall be fifty percent (50%)) involving Phone or any of the Phone subsidiaries (whether or not such offer, proposal, announcement or agreement shall have been rejected prior to the time of such termination or of the meeting), Phone shall pay to Software.com an amount equal to Software.com's actual out-of-pocket fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (the "Software.com Expenses").

                      (2) If, within twelve (12) months following a termination contemplated by (1) above, (x) Phone consummates an Alternative Transaction or (y) Phone enters into an agreement or binding letter of intent providing for an Alternative Transaction, then Phone shall pay to Software.com a termination fee equal to One Hundred Ninety-Five Million Dollars ($195,000,000.00) (the "Termination Fee") minus the Software.com Expenses already paid pursuant to (1) above.

                      (3) If this Agreement is terminated (i) by Software.com as a result of Phone's material breach of Section 4.2 or Section 5.1 hereof, which in the case of Section 5.1 only, is not cured within thirty
(30) days after notice thereof to Phone, or (ii) by Software.com pursuant to Section 7.1(e) hereof, Phone shall pay to Software.com an amount equal to the Termination Fee.

                  (c) (1) If this Agreement is terminated by Software.com or Phone pursuant to Section 7.1(b)(iii) hereof because of the failure to obtain the required approval from the Software.com stockholders and at the time of such termination or prior to the meeting of Software.com's stockholders there shall have been a publicly-announced and not irrevocably and unconditionally withdrawn offer or proposal for, or any agreement with respect to, a transaction that would constitute an Alternative Transaction (as defined in Section 4.2(a) hereof, except that for purposes of this Section 7.2(c), the applicable percentage of clause (i) of such definition shall be fifty percent (50%)) involving Software.com or any of the Software.com subsidiaries (whether or not such offer, proposal, announcement or agreement shall have been rejected prior to the time of such termination or of the meeting), Software.com shall pay to Phone an amount equal to Phone's actual out-of-pocket fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (the "Phone Expenses").

                      (2) If, within twelve (12) months following a termination contemplated by (1) above, (x) Software.com consummates an Alternative Transaction or (y) Software.com enters into an agreement or binding letter of intent providing for an Alternative Transaction, then Software.com shall pay to Phone a termination fee equal to the Termination Fee minus the Phone Expenses already paid pursuant to (1) above.

                      (3) If this Agreement is terminated (i) by Phone as a result of Software.com's material breach of Section 4.3 or Section 5.1 hereof, which in the case of Section 5.1 only, is not cured within thirty
(30) days after notice thereof to Software.com, or (ii) by Phone pursuant to Section 7.1(f) hereof, Software.com shall pay to Phone an amount equal to the Termination Fee.

                  (d) Each payment of Software.com Expenses, Phone Expenses or the Termination Fee payable under Sections 7.2(b)(1) , 7.2(b)(2), 7.2
(c)(1) or 7.2(c)(2) above shall be payable in cash, payable no later than one (1) business day following the delivery of notice of termination to the other party.

                  (e) Each Termination Fee payable under Section 7.2(b)(3) shall be payable in cash and shares of Phone Common Stock, in such combination as Phone may elect (provided that the cash component must be at least Forty Million Dollars ($40,000,000.00)) with an aggregate value (for all purposes of this Section 7.2(e), such shares of Phone Common Stock shall be valued at a price per share equal to the average closing price per share of Phone Common Stock for the five (5) most recent trading days that Phone Common Stock has traded ending on the trading day immediately prior to the termination date, as reported on the Nasdaq National Market) equal to the Termination Fee, payable no later than three (3) business days following the delivery of notice of termination to the other party. If Phone satisfies its obligation to pay the Termination Fee in part by issuing shares of Phone Common Stock (the "Phone Termination Fee Shares"), then Software.com shall be entitled to registration rights with respect to such shares as described in the Phone Stock Option Agreement (treating Phone Termination Fee Shares for all purposes of Section 7 of the Phone Stock Option Agreement as if they were Option Shares (as defined in the Phone Stock Option Agreement)).

                  (f) Each termination fee payable under Section 7.2(c)(3) shall be paid in cash and shares of Software.com Common Stock, in such combination as Software.com may elect (provided that the cash component must be at least Forty Million Dollars ($40,000,000.00)) with an aggregate value (for all purposes of this Section 7.2(e), such shares of Software.com Common Stock to be valued at a price per share equal to the average closing price per share of Software.com Common Stock for the five (5) most recent trading days that Software.com Common Stock has traded ending on the trading day immediately prior to the termination date, as reported on the Nasdaq National Market) equal to the Termination Fee, payable no later than three (3) business days following the delivery of notice of termination to the other party. If Software.com satisfies its obligation to pay the Termination Fee in part by issuing shares of Software.com Common Stock (the "Software.com Termination Fee Shares"), then Phone shall be entitled to registration rights with respect to such shares as described in the Software.com Stock Option Agreement (treating Software.com Termination Fee Shares for all purposes of Section 7 of the Software.com Stock Option Agreement as if they were Option Shares (as defined in the Software.com Stock Option Agreement)).

                  (g) Software.com and Phone agree that the agreements contained in Sections 7.2(b) and (c) above are an integral part of the transaction contemplated by this Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fee due under such Sections 7.2(b) and (c), the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment.

        SECTION 7.3 Amendment.

                  Subject to compliance with applicable law, this Agreement may be amended by the parties at any time before or after the Phone Stockholder Approval or the Software.com Stockholder Approval; provided, however, that after any such approval, there may not be, without further approval of such the stockholders of Phone (in the case of the Phone Stockholder Approval) and the stockholders of Software.com (in the case of the Software.com Stockholder Approval), any amendment of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of Software.com Common Stock hereunder, or which by law otherwise expressly requires the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and duly approved by the parties' respective Boards of Directors or a duly designated committee thereof.

        SECTION 7.4 Extension; Waiver.

                  At any time prior to the Effective Time, a party may, subject to the proviso of Section 7.3 (and for this purpose treating any waiver referred to below as an amendment), (a) extend the time for the performance of any of the obligations or other acts of the other parties,
(b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any extension or waiver given in compliance with this Section
7.4 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                ARTICLE 8.

                             GENERAL PROVISIONS

        SECTION 8.1 Nonsurvival of Representations and Warranties.

                  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        SECTION 8.2 Notices.

                  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied or faxed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Software.com to:

                                    Software.com, Inc.
                                    525 Anacapa Street
                                    Santa Barbara, CA 93101
                                    Attention: General Counsel
                                    Facsimile: (805) 957-1532

                  with copies to:

                                    Wilson Sonsini Goodrich & Rosati,
                                    Professional Corporation
                                    650 Page Mill Road
                                    Palo Alto, CA  94304
                                    Attention: Elizabeth R. Flint, Esq.
                                    Facsimile: (650) 493-6811

                  and to:

                                    Wilson Sonsini Goodrich & Rosati,
                                    Professional Corporation
                                    Spear Street Tower, Suite 3300
                                    One Market Plaza
                                    San Francisco, CA  94105
                                    Attention: Steve L. Camahort, Esq.
                                    Facsimile: (415) 947-2099

                  (b) if to Phone or Merger Sub, to it at:

                                    Phone.com, Inc.
                                    800 Chesapeake Drive
                                    Redwood City, CA 94063
                                    Attention: General Counsel
                                    Facsimile: (650) 817-7190

                  with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    525 University Avenue, Suite 220
                                    Palo Alto, CA  94301
                                    Attention: Kenton J. King, Esq.
                                    Facsimile: (650) 470-4570

        SECTION 8.3 Definitions.

                  For purposes of this Agreement:

                  (a) An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

                  (b) "material adverse change" or "material adverse effect" means, when used in connection with Phone or Software.com, any change, effect, event, occurrence or state of facts that is or could reasonably be expected to be materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole, it being understood that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a material adverse effect: (i) a change in the market price or trading volume of Software.com Common Stock or Phone Common Stock, as the case may be or
(ii) conditions affecting the U.S. economy as a whole;

                  (c) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

                  (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person; and

                  (e) "knowledge" of any person which is not an individual means the knowledge of such person's executive officers or senior management of such person's operating divisions and segments.

        SECTION 8.4 Interpretation.

                  When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

        SECTION 8.5 Counterparts.

                  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        SECTION 8.6 Entire Agreement; No Third-Party Beneficiaries.

                  This Agreement (including the documents and instruments referred to herein), the Option Agreements, the Voting Agreements and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and
(b) except for the provisions of Section 5.5, are not intended to confer upon any person other than the parties any rights or remedies.

        SECTION 8.7 Governing Law.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

        SECTION 8.8 Assignment.

                  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        SECTION 8.9 Consent to Jurisdiction.

                  Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and
(c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

        SECTION 8.10 Headings, etc.

                  The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        SECTION 8.11 Severability.

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  IN WITNESS WHEREOF, Software.com, Phone.com and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                SOFTWARE.COM, INC.


                                By:  /s/ John L. MacFarlane
                                    ______________________________________
                                    Name:  John L. MacFarlane
                                    Title: CEO


                                PHONE.COM, INC.


                                By:  /s/ Alain Rossmann
                                    _____________________________________
                                    Name:  Alain Rossmann
                                    Title: Chief Executive Officer


                                SILVER MERGER SUB INC.


                                By:  /s/ Kennen J. Hagen
                                    _____________________________________
                                    Name:  Kennen J. Hagen
                                    Title: VP - Corp. Development



                                                                  EXHIBIT A




                           STOCK OPTION AGREEMENT

                          (PHONE.COM, INC. SHARES)








                           STOCK OPTION AGREEMENT

                          (PHONE.COM, INC. SHARES)


            THIS STOCK OPTION AGREEMENT (this "AGREEMENT"), dated August 8, 2000, between Phone.com, Inc., a Delaware corporation ("Issuer"), and Software.com, Inc., a Delaware corporation ("Grantee").

                                WITNESSETH:

            WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger, dated as of August 8, 2000 (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into Grantee with Grantee continuing as the surviving corporation upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement); and

            WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined).

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

            1. GRANT OF OPTION. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, sixteen million five hundred sixteen thousand four hundred ninety-five (16,516,497) shares of fully paid and nonassessable common stock of the Issuer, par value $.001 per share ("Common Stock"), equal to and in no event exceeding nineteen and nine-tenths percent (19.9%) of the shares of Common Stock outstanding as of July 31, 2000 the date hereof, at a purchase price of $78.0625 per share of Common Stock as adjusted in accordance with the provisions of Section 6 of this Agreement (such price, as adjusted if applicable, the "Option Price").

            2.    EXERCISE OF OPTION.

            (a) Grantee may exercise the Option, in whole or part, and from time to time, if, but only if, a Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Option Termination Event (as hereinafter defined), provided that Grantee shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) on or prior to the last date of the six (6)-month period following such Triggering Event (the "Option Expiration Date").

            (b) The term "Option Termination Event" shall mean the first day after the earliest to occur of the following dates: (i) the date on which the Effective Time of the Merger occurs; (ii) the last date of the twelve (12) month period beginning on the date of termination of the Merger Agreement pursuant to Section 7.1(b)(ii); provided, that such termination has given rise to the right of Grantee to receive payment of Software.com Expenses pursuant to Section 7.2(b)(1) of the Merger Agreement; provided, that subsequent to such termination, if an event occurs that gives rise to the obligation of Issuer to pay the Termination Fee pursuant to Section 7.2(b)(2) of the Merger Agreement, then the last date of the six (6) month period beginning on the date of actual payment of the Termination Fee by Issuer to Grantee pursuant to Section 7.2(b)(2) of the Merger Agreement;
(iii) the date of termination of the Merger Agreement by either party pursuant to the provisions of any section of the Merger Agreement other than Sections 7.1(b)(ii) (other than as provided in clause (ii) above); provided, that such termination occurs prior to the occurrence of a Triggering Event; and (iv) the last date of the six (6) month period beginning on the date of the first occurrence of a Triggering Event; provided, however, that if the Option cannot be exercised as of any such date by reason of any applicable judgment, decree, law, regulation or order (each, an "Impediment"), or by reason of the waiting period under the HSR Act, then the Option Termination Event shall be delayed until the date which is thirty (30) days after such Impediment has been removed or such waiting period has expired.

            (c) TRIGGERING EVENT. The term "Triggering Event" shall mean any termination of the Merger Agreement which entitles Grantee to receive payment of the Termination Fee from Issuer pursuant to Section 7.2 of the Merger Agreement.

            (d) NOTICE OF TRIGGERING EVENT. Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event, and in any event within twenty-four (24) hours, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option or for a Triggering Event to have occurred.

            (e) NOTICE OF EXERCISE; CLOSING. In the event Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date which shall be a business day not earlier than three (3) business days nor later than sixty (60) business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if the closing of the purchase and sale pursuant to the Option (the "Closing") cannot be consummated, in the reasonable opinion of Grantee, by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further, without limiting the foregoing, that if, in the reasonable opinion of Grantee, prior notification to or approval of any regulatory agency is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Closing Date relating thereto.

            (f) PURCHASE PRICE. At the Closing referred to in subsection
(e) of this Section 2, Grantee shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

            (g) ISSUANCE OF COMMON STOCK. At such Closing, simultaneously with the delivery of immediately available funds as provided in subsection
(f) of this Section 2, Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock purchased by the Grantee and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares purchasable hereunder, and the Grantee shall deliver to Issuer this Agreement and a letter agreeing that Grantee will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

            (h) LEGEND. Certificates for Common Stock delivered at a Closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

            "THE TRANSFER AND VOTING OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN PROVISIONS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND ISSUER AND TO RESALE RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF ISSUER AND WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY ISSUER OF A WRITTEN REQUEST THEREFOR."

            It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses
(i) and (ii) and both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

            (i) RECORD HOLDER; EXPENSES. Upon the Closing, Grantee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Grantee or the Issuer shall have failed or refused to designate the bank account described in subsection (f) of this Section 2. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Grantee or its assignee, transferee or designee.

            3. CONDITIONS TO DELIVERY OF OPTION SHARES. The obligation of Issuer to deliver Option Shares upon any exercise of the Option is subject to the satisfaction of the following conditions:

            (a) All waiting periods, if any, under the HSR Act applicable to the issuance of Option Shares hereunder shall have expired or been terminated; and

            (b) There shall be no preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing or prohibiting such exercise of the Option or the delivery of the Option Shares in respect of such exercise.

            4. RESERVATION OF SHARES. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock (and other securities issuable pursuant to Section 6) so that the Option may be exercised without additional authorization of Common Stock (or such other securities) after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock (or such other securities); (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including without limitation complying with all premerger notification, reporting and waiting periods in the HSR Act and the rules and regulations thereunder) in order to permit Grantee to exercise the Option and the Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of Grantee against dilution.

            5. LOST OPTIONS. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.

            6. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. The number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 6.

            (a) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date hereof (other than by reason of subsection (b) of this Section 6), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance of additional shares, such number of shares then remaining subject to the Option, together with shares theretofore issued pursuant to the Option, equals nineteen and nine-tenths percent (19.9%) of the number of such shares of Common Stock then issued and outstanding.

            (b) In the event of any change in Common Stock by reason of stock dividends, other dividends on the Common Stock payable in securities or other property (other than regular cash dividends), stock splits, merger, recapitalization, combinations, subdivisions, conversions, exchanges of shares or other similar transactions, then the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted, and proper provision will be made in the agreements governing such transaction so that Grantee shall receive upon exercise of the Option and payment of the aggregate Option Price hereunder the number and class of shares or other securities or property that Grantee would have received in respect of Common Stock if the Option had been exercised in full immediately prior to such event, or the record date therefor, as applicable.

            (c) Whenever the number of shares of outstanding Common Stock changes after the date hereof as a result of the events described in clause
(b) hereof (but not the events described in clause (a) hereof), the Option Price shall be adjusted by multiplying the Option Price by a fraction the numerator of which shall be equal to the aggregate number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the aggregate number of shares of Common Stock purchasable immediately after the adjustment.

            (d) No adjustment made in accordance with this Section 6 shall constitute or be deemed a waiver of any breach of any of Issuer's representations, warranties, covenants, agreements or obligations contained in the Merger Agreement.

            (e) If the Issuer satisfies a portion of its obligation to pay Grantee a termination fee as permitted by Section 7.2 of the Merger Agreement by issuing to Grantee shares of Common Stock (the "Termination Fee Shares"), then the number of shares of Common Stock subject to the Option (including those Option Shares which may have already been exercised) will be adjusted so that the sum of the number of shares of Common Stock subject to the Option and the number of Termination Fee Shares equals nineteen and nine-tenths percent (19.9%) of the number of shares of Common Stock then issued and outstanding, without giving effect to any Option Shares or Termination Fee Shares.

            7.    REGISTRATION RIGHTS.

            (a) As used in this Agreement, "Registrable Securities" means each of the Option Shares issued to Grantee hereunder and any other securities issued in exchange for, or issued as dividends or otherwise on or in respect of, any of such Option Shares.

            (b) At any time or from time to time within three (3) years of the first Closing, Grantee may make a written request to Issuer for registration under and in accordance with the provisions of the Securities Act with respect to all or any part of the Registrable Securities (a "Demand Registration"). A Demand Registration may be, at the option of Grantee, a shelf registration or a registration involving an underwritten offering. As soon as reasonably practicable after Grantee's request for a Demand Registration, Issuer shall file one or more registration statements on any appropriate form with respect to all of the Registrable Securities requested to be so registered; provided that Issuer will not be required to file any such registration statement during any period of time (not to exceed sixty (60) days after such request in the case of clause (i) below or ninety (90) days in the case of clauses (ii) or (iii) below) when (i) Issuer is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time, (ii) Issuer is required under the Securities Act to include audited financial statements for any period in such registration statement that are not yet available for inclusion therein, or (iii) Issuer determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving Issuer or any of its affiliates. Issuer shall use its best efforts to have the Demand Registration declared effective as soon as reasonably practicable after such filing and to keep the Demand Registration continuously effective for a period of at least sixty (60) days following the date on which the Demand Registration is declared effective, in the case of an underwritten offering, or at least one hundred twenty (120) days following the date on which the Demand Registration is declared effective, in the case of a shelf registration; provided that, if for any reason the effectiveness of any Demand Registration is suspended, the required period of effectiveness shall be extended by the aggregate number of days of each such suspension; and provided, further, that the effectiveness of any Demand Registration may be terminated if and when all of the Registrable Securities covered thereby shall have been sold. Grantee shall be entitled to two (2) Demand
Registrations: provided, that only requests relating to a registration statement that has become effective under the Securities Act shall be counted for purposes of determining the number of Demand Registrations made. If any Demand Registration involves an underwritten offering, (i) Issuer shall have the right to select the managing underwriter, which shall be reasonably acceptable to Grantee and (ii) Issuer shall enter into an underwriting agreement in customary form.

            (c) If at any time within two (2) years of the first Closing, Issuer proposes to file a registration statement under the Securities Act with respect to any shares of any class of its equity securities to be sold for the account of Issuer (other than a registration statement on Form S-4 or Form S-8 or any successor form), and the registration form to be used may be used for the registration of Registrable Securities, then Issuer shall in each case give written notice of such proposed filing to Grantee at least twenty (20) days before the anticipated filing date, and Grantee shall have the right to include in such registration such number of Registrable Securities as Grantee may request (such request to be made by written notice to Issuer within fifteen (15) days following Grantee's receipt from Issuer of such notice of proposed filing) (an "Incidental Registration"). Issuer shall use its commercially reasonable efforts to cause the managing underwriter of any proposed underwritten offering to permit Grantee to include in such offering all Registrable Securities requested by Grantee to be included in the registration for such offering on the same terms and conditions as any similar securities of Issuer included therein. Notwithstanding the foregoing, if the managing underwriter of such offering advises Grantee that, in the reasonable opinion of such underwriter, the amount of Registrable Securities which Grantee requests to be included in such offering would materially and adversely affect the success of such offering, then the amount of Registrable Securities to be offered shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such underwriter; provided that if the amount of Registrable Securities shall be so reduced, Issuer shall include in such offering (i) first all shares proposed to be included therein by the Issuer and (ii) second the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by any other stockholder of the Issuer. Participation by Grantee in any Incidental registration shall not affect the obligation of the Company to effect Demand Registrations under this Section 4.1. The issuer may withdraw any registration under the Securities Act that gives rise to an Incidental Registration without consent of Grantee.

            (d) In the event that Registrable Securities are included in a "piggyback" registration statement pursuant to Section 7(c) hereof, Grantee agrees not to effect any public sale or distribution of the issue being registered or a similar security of Issuer, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the ten (10) business days prior to, and during the ninety (90)-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent timely notified in writing by Issuer, in the case of a non-underwritten public offering, or by the managing underwriter, in the case of an underwritten public offering. In the event that Grantee requests a Demand Registration or if Registrable Securities are included in a "piggyback" registration pursuant to Section 7(c) hereof, Issuer agrees not to effect any public sale or distribution of the issue being registered or a similar security of Issuer, or any securities convertible into or exchangeable or exercisable for such securities, during the period from such request until ninety (90) days after the effective date of such registration statement (except as part of such registration or pursuant to a registration of securities on Form S-4 or Form S-8 or any successor form).

            (e) Notwithstanding anything to the contrary contained herein, in the event that Grantee requests a Demand Registration or a "piggyback" registration of Registrable Securities pursuant to Section 7(b) or 7(c) hereof, respectively, Issuer shall have the right to purchase all, but not less than all, of the Registrable Securities requested to be so registered, upon the terms and subject to the conditions set forth in this Section 7(e). If Issuer wishes to exercise such purchase right, then within two (2) business days following receipt of a request for a Demand Registration or a "piggyback" registration, Issuer shall send a written notice (a "Repurchase Notice") to Grantee specifying that Issuer wishes to exercise such purchase right, a date for the closing of such purchase, which shall not be more than five (5) business days after delivery of such Repurchase Notice, and a place for the closing of such purchase (a "Repurchase Closing"). Upon delivery of a Repurchase Notice subject to applicable Delaware law, a binding agreement shall be deemed to exist between Grantee and Issuer providing for the purchase by Issuer of the Registrable Securities requested to be registered by Grantee, upon the terms and subject to the conditions set forth in this Section 7(e). The purchase price per share or other unit of Registrable Securities (the "Repurchase Price") shall equal the average per share or per unit closing price as quoted on the Nasdaq (or if not then quoted thereon, on such other exchange or quotation system on which the Registrable Securities are quoted) for the period of five (5) trading days ending on the trading day immediately prior to the day on which Grantee requests a Demand Registration or a "piggyback" registration of the Registrable Securities which Issuer subsequently elects to purchase. Grantee's obligation to deliver any Registrable Securities at a Repurchase Closing shall be subject to the condition that, at such Repurchase Closing, Issuer shall have delivered to Grantee a certificate signed on behalf of Issuer by Issuer's chief executive officer and chief financial officer, which certificate shall be satisfactory in form and substance to Grantee, to the effect that the purchase by Issuer of such Registrable Securities
(i) is permitted under applicable Delaware corporate law and under the fraudulent conveyance provisions of the federal bankruptcy code and (ii) does not violate any material agreement to which Issuer or any of its subsidiaries is a party or by which any of their properties or assets is bound. At any Repurchase Closing, Issuer shall pay to Grantee the aggregate Repurchase Price for the Registrable Securities being purchased by wire transfer of immediately available funds or by delivering to Grantee a certified or bank check payable to or on the order of Grantee in an amount equal to such aggregate Repurchase Price, and Grantee will surrender to Issuer a certificate or certificates evidencing such Registrable Securities. A purchase of Registrable Securities by Issuer pursuant to this
Section 7(e) shall be considered a Demand Registration for purposes of
Section 7(b) hereof.

            (f) The registrations effected under this Section 7 shall be effected at Issuer's expense except for underwriting commissions allocable to the Registrable Securities. Issuer shall indemnify and hold harmless Grantee, its affiliates and controlling persons and their respective officers, directors, agents and representatives from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, all out-of-pocket expenses, investigation expenses, expenses incurred with respect to any judgment and fees and disbursements of counsel and accountants) arising out of or based upon any statements contained in, or omissions or alleged omissions from, each registration statement (and related prospectus) filed pursuant to this Section 7; provided, however, that Issuer shall not be liable in any such case to Grantee or any affiliate or controlling person of Grantee or any of their respective officers, directors, agents or representatives to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement or prospectus in reliance upon, and in conformity with, written information furnished to Issuer specifically for use in the preparation thereof by Grantee such affiliate, controlling person, officer, director, agent or representative, as the case may be.

            8.    REPURCHASE OF OPTION AND OPTION SHARES.

            (a) At the request of and upon notice by Grantee (the "Put Notice") at any time during the period during which the Option is exercisable pursuant to Section 2 (the "Purchase Period"), the Issuer (or any successor entity thereof) will purchase from Grantee all or any portion of the Option, to the extent not previously exercised, at the price set forth in subparagraph (i) below, and all or any portion of the Option Shares, if any, acquired by Grantee pursuant thereto, at the price set forth in subparagraph (ii) below:

                 (i) the difference between the "Market/Tender Offer Price" for the Common Stock as of the date Grantee gives notice of its intent to exercise its rights under this Section 7(a) (defined as the higher of (A) the highest price per share offered as of such date pursuant to any Acquisition Proposal which was made prior to such date and (B) the average closing sale price of Common Stock then on the Nasdaq National Market during the five (5) trading days ending on the trading day immediately preceding such date) and the Exercise Price, multiplied by the number of Common Stock purchasable pursuant to the Option, but only if the Market/Tender Offer Price is greater than the Exercise Price. For purposes of determining the highest price offered pursuant to any Acquisition Proposal which involves consideration other than cash, the value of such consideration will be equal to the higher of (x) if securities of the same class of the proponent as such considerations are traded on any national securities exchange or by any registered securities association, a value based on the closing sale price or asked price for such securities on their principal trading market on such date and (y) the value ascribed to such consideration by the proponent of such Acquisition Proposal, or if no such value is ascribed, a value determined in good faith by the Board of Directors of the Issuer.

                 (ii) The Market/Tender Offer Price multiplied by the number of shares of Common Stock so purchased.

            9. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. Issuer hereby represents and warrants to Grantee as follows:

             (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. This Agreement is the valid and legally binding obligation of Issuer, enforceable against Issuer in accordance with its terms.

             (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

             (c) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation, as amended to date, or Bylaws, as amended to date, of Issuer, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Issuer or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such violations, breaches, defaults, terminations, cancellations, accelerations or conflicts which could not, individually or in the aggregate, have a material adverse effect (as defined in the Merger Agreement) on Issuer and its Subsidiaries, taken as a whole, or impair the ability of Issuer to consummate the transactions contemplated by this Agreement.

             (d) The Issuer has taken, and will in the future take, all steps necessary to irrevocably exempt the transactions contemplated by this Agreement from any applicable state takeover law and from any applicable charter or contractual provision containing change of control or anti-takeover provisions.

            10. REPRESENTATIONS AND WARRANTIES OF THE GRANTEE. Grantee hereby represents and warrants to Issuer as follows:

             (a) Grantee has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Grantee and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Grantee. This Agreement is the valid and legally binding obligation of Grantee, enforceable against Grantee in accordance with its terms.

             (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation, as amended to date, or Bylaws, as amended to date, of Grantee, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Grantee or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, degree, statute, law, ordinance, rule or regulation applicable to Grantee or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such violations, breaches, defaults, terminations, cancellations, accelerations or conflicts which could not, individually or in the aggregate, have a material adverse effect (as defined in the Merger Agreement) on Grantee and its Subsidiaries, taken as a whole, or impair the ability of Grantee to consummate the transactions contemplated by this Agreement.

             (c) The Grantee has taken, and will in the future take, all steps necessary to irrevocably exempt the transactions contemplated by this Agreement from any applicable state takeover law and from any applicable charter or contractual provision containing change of control or anti-takeover provisions.

            11. GRANTEE COMPLIANCE. Grantee shall acquire the Option Shares for investment purposes only and not with a view to any distribution thereof in violation of the Securities Act, and shall not sell any Option Shares purchased pursuant to this Agreement except in compliance with the Securities Act.

            12. ASSIGNMENT OF OPTION BY GRANTEE. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party.

            13.   LIMITATION OF GRANTEE PROFIT.

             (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed Two Hundred Thirty Million Four Hundred Fifty-Four Thousand Five Hundred Forty-Five dollars ($230,454,545.00) (the "Profit Cap") and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by, or Termination Fee Shares (or other securities into which such Termination Fee Shares are converted or exchanged) to Grantee (valued, for the purposes of this Section 12(a) at the average closing sales price per share of Common Stock (or if there is no sale on such date then the average between the closing bid and ask prices on any such day) as reported by the Nasdaq National Market for the five (5) consecutive trading days preceding the day on which the Grantee's Total Profit exceeds the Profit Cap, (iii) pay cash to the Issuer, (iv) reduce the number of Termination Fee Shares to be paid by the Grantee or (v) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed the Profit Cap after taking into account the foregoing actions.

             (b) As used herein, the term "Total Profit" shall mean the amount (before taxes) of the following: (a) the aggregate amount of (i) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares or Termination Fee Shares (or any other securities into which such Option Shares or Termination Fee Shares are converted or exchanged) to any unaffiliated party or to Issuer pursuant to this Agreement, less (y) the Grantee's purchase price of such Option Shares or other securities, (ii) any amounts received by Grantee on the transfer of the Option (or any portion thereof), if permitted hereunder, and (iii) the amount received by Grantee pursuant to Section 7.2 of the Merger Agreement; minus (b) the amount of cash theretofore paid to the Issuer pursuant to this Section 12 plus the value of the Option Shares or Termination Fee Shares or other securities theretofore delivered to the Issuer for cancellation pursuant to this Section 12.

             (c) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Grantee to receive nor relieve Issuer's obligation to pay a fee pursuant to Section 7.2 of the Merger Agreement; provided that if Total Profit received by Grantee would exceed the Profit Cap following the receipt of such fee, Grantee shall be obligated to comply with the terms of Section 12(a) within five (5) days of the later of (i) the date of receipt of such fee and (ii) the date of receipt of the net cash by Grantee pursuant to the sale of Option Shares or Termination Fee Shares (or, any other securities into which such Option Shares or Termination Fee Shares are converted or exchanged) pursuant to this Agreement.

             (d) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Option Shares that would, as of the Notice Date, result in a Notional Total Profit (as defined below) of more than the Profit Cap; provided; however, that Grantee may indicate in its notice of exercise that Grantee is taking any of the actions described in subsection (a) hereof so as to reduce the Notional Total Profit to not more than the Profit Cap and preserve its rights to exercise the Option for the resulting number of Option Shares. "Notional Total Profit" shall mean, with respect to any number of Option Shares as to which the Grantee may propose to exercise the Option, the Total Profit determined as of the Notice Date assuming that the Option was exercised on such date for such number of Option Shares and assuming such Option Shares, together with all other Option Shares held by the Grantee and its affiliates as of such date, were sold for cash at the closing sales price for Common Stock as of the close of business on the preceding trading day.

             (e) For purposes of Section 11(a) and clause (iii) of Section 11(b), the value of any Option Shares delivered by Grantee to the Issuer shall be the average closing sales price per share of Common Stock (or if there is no sale on such date then the average between the closing bid and ask prices on any such day) as reported by the Nasdaq National Market for the five (5) consecutive trading days preceding the day the Grantee's Total Profit exceeds the Profit Cap.

            14. APPLICATION FOR REGULATORY APPROVAL. Each of Grantee and Issuer will use its commercially reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the Nasdaq National Market upon official notice of issuance.

            15. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

            16. SEPARABILITY OF PROVISIONS. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

            17. NOTICES. All notices, claims, demands and other communications hereunder shall be deemed to have been duly given or made when delivered in person, by overnight courier or by facsimile at the respective addresses of the parties set forth in the Merger Agreement.

            18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which shall constitute one and the same agreement.

            20. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

            21. ENTIRE AGREEMENT. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Any provision of this Agreement may be waived only in writing at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            22. FURTHER ASSURANCES. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise. Nothing contained in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

            23. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


            IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                 SOFTWARE.COM, INC.


                                 By: _____________________________________
                                       Name:
                                       Title:


                                 PHONE.COM, INC.


                                 By: _____________________________________
                                       Name:
                                       Title:




                                                               EXHIBIT B


                           STOCK OPTION AGREEMENT

                        (SOFTWARE.COM, INC. SHARES)


               THIS STOCK OPTION AGREEMENT (this "AGREEMENT"), dated August 8, 2000, between Software.com, Inc., a Delaware corporation ("Issuer"), and Phone.com, Inc., a Delaware corporation ("Grantee"),

                                WITNESSETH:

               WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger, dated as of August 8, 2000 (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into Issuer with Issuer continuing as the surviving corporation upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement); and

               WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined).

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

               1. GRANT OF OPTION. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, nine million seven hundred twenty-four thousand four hundred sixty (9,724,460) shares of fully paid and nonassessable common stock of the Issuer, par value $.001 per share ("Common Stock"), equal to and in no event exceeding nineteen and nine-tenths percent (19.9%) of the shares of Common Stock outstanding as of the date hereof, at a purchase price of $125.7197 per share of Common Stock as adjusted in accordance with the provisions of Section 6 of this Agreement (such price, as adjusted if applicable, the "Option Price").

               2. EXERCISE OF OPTION.

                  (a) Grantee may exercise the Option, in whole or part, and from time to time, if, but only if, a Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Option Termination Event (as hereinafter defined), provided that Grantee shall have sent the written notice of such exercise (as provided in subsection
(e) of this Section 2) on or prior to the last date of the six (6)-month period following such Triggering Event (the "Option Expiration Date").

                  (b) The term "Option Termination Event" shall mean the first day after the earliest to occur of the following dates: (i) the date on which the Effective Time of the Merger occurs; (ii) the last date of the twelve (12) month period beginning on the date of termination of the Merger Agreement pursuant to Section 7.1(b)(iii); provided, that such termination has given rise to the right of Grantee to receive payment of Software.com Expenses pursuant to Section 7.2(c)(1) of the Merger Agreement; provided, that subsequent to such termination, if an event occurs that gives rise to the obligation of Issuer to pay the Termination Fee pursuant to Section 7.2(c)(2) of the Merger Agreement, then the last date of the six (6) month period beginning on the date of actual payment of the Termination Fee by Issuer to Grantee pursuant to Section 7.2(c)(2) of the Merger Agreement;
(iii) the date of termination of the Merger Agreement by either party pursuant to the provisions of any section of the Merger Agreement other than Sections 7.1(b)(iii) (other than as provided in clause (ii) above); provided, that such termination occurs prior to the occurrence of a Triggering Event; and (iv) the last date of the six (6) month period beginning on the date of the first occurrence of a Triggering Event; provided, however, that if the Option cannot be exercised as of any such date by reason of any applicable judgment, decree, law, regulation or order (each, an "Impediment"), or by reason of the waiting period under the HSR Act, then the Option Termination Event shall be delayed until the date which is thirty (30) days after such Impediment has been removed or such waiting period has expired.

                  (c) TRIGGERING EVENT. The term "Triggering Event" shall mean any termination of the Merger Agreement which entitles Grantee to receive payment of the Termination Fee from Issuer pursuant to Section 7.2 of the Merger Agreement.

                  (d) NOTICE OF TRIGGERING EVENT. Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event, and in any event within twenty-four (24) hours, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option or for a Triggering Event to have occurred.

                  (e) NOTICE OF EXERCISE; CLOSING. In the event Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date which shall be a business day not earlier than three (3) business days nor later than sixty (60) business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if the closing of the purchase and sale pursuant to the Option (the "Closing") cannot be consummated, in the reasonable opinion of Grantee, by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further, without limiting the foregoing, that if, in the reasonable opinion of Grantee, prior notification to or approval of any regulatory agency is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Closing Date relating thereto.

                  (f) PURCHASE PRICE. At the Closing referred to in subsection (e) of this Section 2, Grantee shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

                  (g) ISSUANCE OF COMMON STOCK. At such Closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock purchased by the Grantee and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares purchasable hereunder, and the Grantee shall deliver to Issuer this Agreement and a letter agreeing that Grantee will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

                  (h) LEGEND. Certificates for Common Stock delivered at a Closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

                  "THE TRANSFER AND VOTING OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN PROVISIONS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND ISSUER AND TO RESALE RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF ISSUER AND WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY ISSUER OF A WRITTEN REQUEST THEREFOR."

               It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses
(i) and (ii) and both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

                  (i) RECORD HOLDER; EXPENSES. Upon the Closing, Grantee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Grantee or the Issuer shall have failed or refused to designate the bank account described in subsection (f) of this Section 2. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Grantee or its assignee, transferee or designee.

               3. CONDITIONS TO DELIVERY OF OPTION SHARES. The obligation of Issuer to deliver Option Shares upon any exercise of the Option is subject to the satisfaction of the following conditions:

                  (a) All waiting periods, if any, under the HSR Act applicable to the issuance of Option Shares hereunder shall have expired or been terminated; and

                  (b) There shall be no preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing or prohibiting such exercise of the Option or the delivery of the Option Shares in respect of such exercise.

               4. RESERVATION OF SHARES. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock (and other securities issuable pursuant to Section 6) so that the Option may be exercised without additional authorization of Common Stock (or such other securities) after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock (or such other securities); (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including without limitation complying with all premerger notification, reporting and waiting periods in the HSR Act and the rules and regulations thereunder) in order to permit Grantee to exercise the Option and the Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of Grantee against dilution.

               5. LOST OPTIONS. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.

               6. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. The number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 6.

                  (a) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date hereof (other than by reason of subsection (b) of this Section 6), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance of additional shares, such number of shares then remaining subject to the Option, together with shares theretofore issued pursuant to the Option, equals nineteen and nine-tenths percent (19.9%) of the number of such shares of Common Stock then issued and outstanding.

                  (b) In the event of any change in Common Stock by reason of stock dividends, other dividends on the Common Stock payable in securities or other property (other than regular cash dividends), stock splits, merger, recapitalization, combinations, subdivisions, conversions, exchanges of shares or other similar transactions, then the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted, and proper provision will be made in the agreements governing such transaction so that Grantee shall receive upon exercise of the Option and payment of the aggregate Option Price hereunder the number and class of shares or other securities or property that Grantee would have received in respect of Common Stock if the Option had been exercised in full immediately prior to such event, or the record date therefor, as applicable.

                  (c) Whenever the number of shares of outstanding Common Stock changes after the date hereof as a result of the events described in clause (b) hereof (but not the events described in clause (a) hereof), the Option Price shall be adjusted by multiplying the Option Price by a fraction the numerator of which shall be equal to the aggregate number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the aggregate number of shares of Common Stock purchasable immediately after the adjustment.

                  (d) No adjustment made in accordance with this Section 6 shall constitute or be deemed a waiver of any breach of any of Issuer's representations, warranties, covenants, agreements or obligations contained in the Merger Agreement.

                  (e) If the Issuer satisfies a portion of its obligation to pay Grantee a termination fee as permitted by Section 7.2 of the Merger Agreement by issuing to Grantee shares of Common Stock (the "Termination Fee Shares"), then the number of shares of Common Stock subject to the Option (including those Option Shares which may have already been exercised) will be adjusted so that the sum of the number of shares of Common Stock subject to the Option and the number of Termination Fee Shares equals nineteen and nine-tenths percent (19.9%) of the number of shares of Common Stock then issued and outstanding, without giving effect to any Option Shares or Termination Fee Shares.

               7. REGISTRATION RIGHTS.

                  (a) As used in this Agreement, "Registrable Securities" means each of the Option Shares issued to Grantee hereunder and any other securities issued in exchange for, or issued as dividends or otherwise on or in respect of, any of such Option Shares.

                  (b) At any time or from time to time within three (3) years of the first Closing, Grantee may make a written request to Issuer for registration under and in accordance with the provisions of the Securities Act with respect to all or any part of the Registrable Securities (a "Demand Registration"). A Demand Registration may be, at the option of Grantee, a shelf registration or a registration involving an underwritten offering. As soon as reasonably practicable after Grantee's request for a Demand Registration, Issuer shall file one or more registration statements on any appropriate form with respect to all of the Registrable Securities requested to be so registered; provided that Issuer will not be required to file any such registration statement during any period of time (not to exceed sixty (60) days after such request in the case of clause (i) below or ninety (90) days in the case of clauses (ii) or
(iii) below) when (i) Issuer is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time, (ii) Issuer is required under the Securities Act to include audited financial statements for any period in such registration statement that are not yet available for inclusion therein, or (iii) Issuer determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving Issuer or any of its affiliates. Issuer shall use its best efforts to have the Demand Registration declared effective as soon as reasonably practicable after such filing and to keep the Demand Registration continuously effective for a period of at least sixty (60) days following the date on which the Demand Registration is declared effective, in the case of an underwritten offering, or at least one hundred twenty (120) days following the date on which the Demand Registration is declared effective, in the case of a shelf registration; provided that, if for any reason the effectiveness of any Demand Registration is suspended, the required period of effectiveness shall be extended by the aggregate number of days of each such suspension; and provided, further, that the effectiveness of any Demand Registration may be terminated if and when all of the Registrable Securities covered thereby shall have been sold. Grantee shall be entitled to two (2) Demand Registrations; provided, that only requests relating to a registration statement that has become effective under the Securities Act shall be counted for purposes of determining the number of Demand Registrations made. If any Demand Registration involves an underwritten offering, (i) Issuer shall have the right to select the managing underwriter, which shall be reasonably acceptable to Grantee and
(ii) Issuer shall enter into an underwriting agreement in customary form.

                  (c) If at any time within two (2) years of the first Closing, Issuer proposes to file a registration statement under the Securities Act with respect to any shares of any class of its equity securities to be sold for the account of Issuer (other than a registration statement on Form S-4 or Form S-8 or any successor form), and the registration form to be used may be used for the registration of Registrable Securities, then Issuer shall in each case give written notice of such proposed filing to Grantee at least twenty (20) days before the anticipated filing date, and Grantee shall have the right to include in such registration such number of Registrable Securities as Grantee may request (such request to be made by written notice to Issuer within fifteen
(15) days following Grantee's receipt from Issuer of such notice of proposed filing) (an "Incidental Registration"). Issuer shall use its commercially reasonable efforts to cause the managing underwriter of any proposed underwritten offering to permit Grantee to include in such offering all Registrable Securities requested by Grantee to be included in the registration for such offering on the same terms and conditions as any similar securities of Issuer included therein. Notwithstanding the foregoing, if the managing underwriter of such offering advises Grantee that, in the reasonable opinion of such underwriter, the amount of Registrable Securities which Grantee requests to be included in such offering would materially and adversely affect the success of such offering, then the amount of Registrable Securities to be offered shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such underwriter; provided that if the amount of Registrable Securities shall be so reduced, Issuer shall include in such offering (i) first all shares proposed to be included therein by the Issuer and (ii) second the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by any other stockholder of the Issuer. Participation by Grantee in any Incidental registration shall not affect the obligation of the Company to effect Demand Registrations under this Section 4.1. The issuer may withdraw any registration under the Securities Act that gives rise to an Incidental Registration without consent of Grantee.

                  (d) In the event that Registrable Securities are included in a "piggyback" registration statement pursuant to Section 7(c) hereof, Grantee agrees not to effect any public sale or distribution of the issue being registered or a similar security of Issuer, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the ten (10) business days prior to, and during the ninety (90)-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent timely notified in writing by Issuer, in the case of a non-underwritten public offering, or by the managing underwriter, in the case of an underwritten public offering. In the event that Grantee requests a Demand Registration or if Registrable Securities are included in a "piggyback" registration pursuant to Section 7(c) hereof, Issuer agrees not to effect any public sale or distribution of the issue being registered or a similar security of Issuer, or any securities convertible into or exchangeable or exercisable for such securities, during the period from such request until ninety (90) days after the effective date of such registration statement (except as part of such registration or pursuant to a registration of securities on Form S-4 or Form S-8 or any successor form).

                  (e) Notwithstanding anything to the contrary contained herein, in the event that Grantee requests a Demand Registration or a "piggyback" registration of Registrable Securities pursuant to Section 7(b) or 7(c) hereof, respectively, Issuer shall have the right to purchase all, but not less than all, of the Registrable Securities requested to be so registered, upon the terms and subject to the conditions set forth in this
Section 7(e). If Issuer wishes to exercise such purchase right, then within two (2) business days following receipt of a request for a Demand Registration or a "piggyback" registration, Issuer shall send a written notice (a "Repurchase Notice") to Grantee specifying that Issuer wishes to exercise such purchase right, a date for the closing of such purchase, which shall not be more than five (5) business days after delivery of such Repurchase Notice, and a place for the closing of such purchase (a "Repurchase Closing"). Upon delivery of a Repurchase Notice subject to applicable Delaware law, a binding agreement shall be deemed to exist between Grantee and Issuer providing for the purchase by Issuer of the Registrable Securities requested to be registered by Grantee, upon the terms and subject to the conditions set forth in this Section 7(e). The purchase price per share or other unit of Registrable Securities (the "Repurchase Price") shall equal the average per share or per unit closing price as quoted on the Nasdaq (or if not then quoted thereon, on such other exchange or quotation system on which the Registrable Securities are quoted) for the period of five (5) trading days ending on the trading day immediately prior to the day on which Grantee requests a Demand Registration or a "piggyback" registration of the Registrable Securities which Issuer subsequently elects to purchase. Grantee's obligation to deliver any Registrable Securities at a Repurchase Closing shall be subject to the condition that, at such Repurchase Closing, Issuer shall have delivered to Grantee a certificate signed on behalf of Issuer by Issuer's chief executive officer and chief financial officer, which certificate shall be satisfactory in form and substance to Grantee, to the effect that the purchase by Issuer of such Registrable Securities (i) is permitted under applicable Delaware corporate law and under the fraudulent conveyance provisions of the federal bankruptcy code and (ii) does not violate any material agreement to which Issuer or any of its subsidiaries is a party or by which any of their properties or assets is bound. At any Repurchase Closing, Issuer shall pay to Grantee the aggregate Repurchase Price for the Registrable Securities being purchased by wire transfer of immediately available funds or by delivering to Grantee a certified or bank check payable to or on the order of Grantee in an amount equal to such aggregate Repurchase Price, and Grantee will surrender to Issuer a certificate or certificates evidencing such Registrable Securities. A purchase of Registrable Securities by Issuer pursuant to this Section 7(e) shall be considered a Demand Registration for purposes of Section 7(b) hereof.

                  (f) The registrations effected under this Section 7 shall be effected at Issuer's expense except for underwriting commissions allocable to the Registrable Securities. Issuer shall indemnify and hold harmless Grantee, its affiliates and controlling persons and their respective officers, directors, agents and representatives from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, all out-of-pocket expenses, investigation expenses, expenses incurred with respect to any judgment and fees and disbursements of counsel and accountants) arising out of or based upon any statements contained in, or omissions or alleged omissions from, each registration statement (and related prospectus) filed pursuant to this Section 7; provided, however, that Issuer shall not be liable in any such case to Grantee or any affiliate or controlling person of Grantee or any of their respective officers, directors, agents or representatives to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement or prospectus in reliance upon, and in conformity with, written information furnished to Issuer specifically for use in the preparation thereof by Grantee such affiliate, controlling person, officer, director, agent or representative, as the case may be.

               8. REPURCHASE OF OPTION AND OPTION SHARES.

                  (a) At the request of and upon notice by Grantee (the "Put Notice") at any time during the period during which the Option is exercisable pursuant to Section 2 (the "Purchase Period"), the Issuer (or any successor entity thereof) will purchase from Grantee all or any portion of the Option, to the extent not previously exercised, at the price set forth in subparagraph (i) below, and all or any portion of the Option Shares, if any, acquired by Grantee pursuant thereto, at the price set forth in subparagraph (ii) below:

                      (i) The difference between the "Market/Tender Offer Price" for the Common Stock as of the date Grantee gives notice of its intent to exercise its rights under this Section 7(a) (defined as the higher of (A) the highest price per share offered as of such date pursuant to any Acquisition Proposal which was made prior to such date and (B) the average closing sale price of Common Stock then on the Nasdaq National Market during the five (5) trading days ending on the trading day immediately preceding such date) and the Exercise Price, multiplied by the number of Common Stock purchasable pursuant to the Option, but only if the Market/Tender Offer Price is greater than the Exercise Price. For purposes of determining the highest price offered pursuant to any Acquisition Proposal which involves consideration other than cash, the value of such consideration will be equal to the higher of (x) if securities of the same class of the proponent as such considerations are traded on any national securities exchange or by any registered securities association, a value based on the closing sale price or asked price for such securities on their principal trading market on such date and (y) the value ascribed to such consideration by the proponent of such Acquisition Proposal, or if no such value is ascribed, a value determined in good faith by the Board of Directors of the Issuer.

                      (ii) The Market/Tender Offer Price multiplied by the number of shares of Common Stock so purchased.


               9. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. Issuer hereby represents and warrants to Grantee as follows:

                  (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. This Agreement is the valid and legally binding obligation of Issuer, enforceable against Issuer in accordance with its terms.

                  (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

                  (c) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not
(i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation, as amended to date, or Bylaws, as amended to date, of Issuer, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Issuer or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such violations, breaches, defaults, terminations, cancellations, accelerations or conflicts which could not, individually or in the aggregate, have a material adverse effect (as defined in the Merger Agreement) on Issuer and its Subsidiaries, taken as a whole, or impair the ability of Issuer to consummate the transactions contemplated by this Agreement.

                  (d) The Issuer has taken, and will in the future take, all steps necessary to irrevocably exempt the transactions contemplated by this Agreement from any applicable state takeover law and from any applicable charter or contractual provision containing change of control or anti-takeover provisions.

               10. REPRESENTATIONS AND WARRANTIES OF THE GRANTEE. Grantee hereby represents and warrants to Issuer as follows:

                  (a) Grantee has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Grantee and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Grantee. This Agreement is the valid and legally binding obligation of Grantee, enforceable against Grantee in accordance with its terms.

                  (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not
(i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation, as amended to date, or Bylaws, as amended to date, of Grantee, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Grantee or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, degree, statute, law, ordinance, rule or regulation applicable to Grantee or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such violations, breaches, defaults, terminations, cancellations, accelerations or conflicts which could not, individually or in the aggregate, have a material adverse effect (as defined in the Merger Agreement) on Grantee and its Subsidiaries, taken as a whole, or impair the ability of Grantee to consummate the transactions contemplated by this Agreement.

                  (c) The Grantee has taken, and will in the future take, all steps necessary to irrevocably exempt the transactions contemplated by this Agreement from any applicable state takeover law and from any applicable charter or contractual provision containing change of control or anti-takeover provisions.

               11. GRANTEE COMPLIANCE. Grantee shall acquire the Option Shares for investment purposes only and not with a view to any distribution thereof in violation of the Securities Act, and shall not sell any Option Shares purchased pursuant to this Agreement except in compliance with the Securities Act.

               12. ASSIGNMENT OF OPTION BY GRANTEE. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party.

               13. LIMITATION OF GRANTEE PROFIT.

                  (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed Two Hundred Thirty Million Four Hundred Fifty-Four Thousand Five Hundred Forty-Five dollars ($230,454,545.00) (the "Profit Cap") and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by, or Termination Fee Shares (or other securities into which such Termination Fee Shares are converted or exchanged) to Grantee (valued, for the purposes of this Section 12(a) at the average closing sales price per share of Common Stock (or if there is no sale on such date then the average between the closing bid and ask prices on any such day) as reported by the Nasdaq National Market for the five (5) consecutive trading days preceding the day on which the Grantee's Total Profit exceeds the Profit Cap, (iii) pay cash to the Issuer, (iv) reduce the number of Termination Fee Shares to be paid by the Grantee or
(v) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed the Profit Cap after taking into account the foregoing actions.

                  (b) As used herein, the term "Total Profit" shall mean the amount (before taxes) of the following: (a) the aggregate amount of (i)
(x) the net cash amounts received by Grantee pursuant to the sale of Option Shares or Termination Fee Shares (or any other securities into which such Option Shares or Termination Fee Shares are converted or exchanged) to any unaffiliated party or to Issuer pursuant to this Agreement, less (y) the Grantee's purchase price of such Option Shares or other securities, (ii) any amounts received by Grantee on the transfer of the Option (or any portion thereof), if permitted hereunder, and (iii) the amount received by Grantee pursuant to Section 7.2 of the Merger Agreement; minus (b) the amount of cash theretofore paid to the Issuer pursuant to this Section 12 plus the value of the Option Shares or Termination Fee Shares or other securities theretofore delivered to the Issuer for cancellation pursuant to this Section 12.

                  (c) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Grantee to receive nor relieve Issuer's obligation to pay a fee pursuant to Section
7.2 of the Merger Agreement; provided that if Total Profit received by Grantee would exceed the Profit Cap following the receipt of such fee, Grantee shall be obligated to comply with the terms of Section 12(a) within five (5)days of the later of (i) the date of receipt of such fee and (ii) the date of receipt of the net cash by Grantee pursuant to the sale of Option Shares or Termination Fee Shares (or, any other securities into which such Option Shares or Termination Fee Shares are converted or exchanged) pursuant to this Agreement.

                  (d) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Option Shares that would, as of the Notice Date, result in a Notional Total Profit (as defined below) of more than the Profit Cap; provided, however, that Grantee may indicate in its notice of exercise that Grantee is taking any of the actions described in subsection (a) hereof so as to reduce the Notional Total Profit to not more than the Profit Cap and preserve its rights to exercise the Option for the resulting number of Option Shares. "Notional Total Profit" shall mean, with respect to any number of Option Shares as to which the Grantee may propose to exercise the Option, the Total Profit determined as of the Notice Date assuming that the Option was exercised on such date for such number of Option Shares and assuming such Option Shares, together with all other Option Shares held by the Grantee and its affiliates as of such date, were sold for cash at the closing sales price for Common Stock as of the close of business on the preceding trading day.

                  (e) For purposes of Section 11(a) and clause (iii) of
Section 11(b), the value of any Option Shares delivered by Grantee to the Issuer shall be the average closing sales price per share of Common Stock (or if there is no sale on such date then the average between the closing bid and ask prices on any such day) as reported by the Nasdaq National Market for the five (5) consecutive trading days preceding the day the Grantee's Total Profit exceeds the Profit Cap.

               14. APPLICATION FOR REGULATORY APPROVAL. Each of Grantee and Issuer will use its commercially reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the Nasdaq National Market upon official notice of issuance.

               15. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

               16. SEPARABILITY OF PROVISIONS. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

               17. NOTICES. All notices, claims, demands and other communications hereunder shall be deemed to have been duly given or made when delivered in person, by overnight courier or by facsimile at the respective addresses of the parties set forth in the Merger Agreement.

               18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

               19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which shall constitute one and the same agreement.

               20. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

               21. ENTIRE AGREEMENT. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Any provision of this Agreement may be waived only in writing at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

               22. FURTHER ASSURANCES. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise. Nothing contained in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

               23. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


                  IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.



                                   SOFTWARE.COM, INC.

                                   By: _________________________________
                                         Name:
                                         Title:


                                   PHONE.COM, INC.
                                   By: _________________________________
                                         Name:
                                         Title:




                                                             EXHIBIT C

                       SOFTWARE.COM VOTING AGREEMENT
                       -----------------------------

               VOTING AGREEMENT (this "Voting Agreement"), dated as of August 8, 2000, by and between Phone.com, Inc., a Delaware corporation ("Phone") and ______________________________ (the "Stockholder").

                                 RECITALS:

               WHEREAS, concurrently with the execution of this Voting Agreement, Software.com, Inc., a Delaware corporation (the "Company") and Phone have entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the parties have agreed, upon the terms and subject to the conditions set forth in the Merger Agreement, to a strategic combination of Phone and the Company (the "Merger");

               WHEREAS, as of the date hereof, Stockholder is the record and Beneficial Owner (as defined hereinafter) of _________ Existing Shares (as defined hereinafter) of the Common Stock, $0.001 par value, of the Company (the "Company Common Stock");

               WHEREAS, as inducement and a condition to entering into the Merger Agreement, Phone has required Stockholder to agree, and Stockholder has agreed, to enter into this Voting Agreement;

               NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and agreements contained in this Voting Agreement, the parties, intending to be legally bound, agree as follows:

               Section 1. CERTAIN DEFINITIONS. In addition to the terms defined elsewhere in this Voting Agreement, capitalized terms used and not defined in this Voting Agreement have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Voting Agreement:

                      (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to securities of the same issuer.

                      (b) "Existing Shares" means shares of Company Common Stock Beneficially Owned by Stockholder as of the date of this Voting Agreement provided that, in the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, other than pursuant to the Merger, the term "Existing Shares" will be deemed to refer to and include the shares of Company Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities (as defined hereinafter) may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Voting Agreement.

                      (c) "Securities" means the Existing Shares together with any shares of Company Common Stock or other securities of the Company acquired by Stockholder in any capacity after the date of this Voting Agreement and prior to its termination whether upon the exercise of options, warrants, or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares, or the like, gift, bequest, inheritance, or as a successor in interest in any capacity, or otherwise.

               Section 2. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to Phone as follows:

                      (a) OWNERSHIP OF SHARES. Stockholder is the sole record and Beneficial Owner of _________ Existing Shares. On the date of this Voting Agreement, the Existing Shares constitute all of the shares of Company Common Stock owned of record or Beneficially Owned by Stockholder. There are no outstanding options or other rights to acquire from Stockholder or obligations of Stockholder to sell or to acquire, any shares of Company Common Stock. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 5, 6 and 7 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Voting Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications, or restrictions on such rights, subject to applicable securities laws and the terms of this Voting Agreement.

                      (b) POWER; BINDING AGREEMENT. Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Voting Agreement. This Voting Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                      (c) NO CONFLICTS. Except for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the Exchange Act, no filing with, and no permit, authorization, consent, or approval of, any state or federal public body or authority ("Governmental Entity") is necessary for the execution of this Voting Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated by this Voting Agreement. None of the execution and delivery of this Voting Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated by this Voting Agreement or compliance by Stockholder with any of the provisions of this Voting Agreement shall (i) conflict with or result in any breach of any organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to Stockholder or any of Stockholder's properties or assets.

                      (d) NO ENCUMBRANCE. Except as permitted by this Voting Agreement, the Existing Shares are now and, at all times during the term of this Voting Agreement, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements, or any other rights whatsoever ("Encumbrances"), except for any such Encumbrances arising hereunder.

                      (e) NO FINDER'S FEES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by this Voting Agreement based upon arrangements made by or on behalf of Stockholder.

                      (f) RELIANCE BY PHONE. Stockholder understands and acknowledges that Phone is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Voting Agreement.

               Section 3. REPRESENTATIONS AND WARRANTIES OF PHONE. Phone represents and warrants to Stockholder as follows:

                      (a) POWER; BINDING AGREEMENT. Phone has the corporate power and authority to enter into and perform all of its obligations under this Voting Agreement. This Voting Agreement has been duly and validly executed and delivered by Phone and constitutes a valid and binding agreement of Phone, enforceable against Phone in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                      (b) NO CONFLICTS. Except for filings under the HSR Act and the Exchange Act, no filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution of this Voting Agreement by Phone and the consummation by Phone of the transactions contemplated by this Voting Agreement. None of the execution and delivery of this Voting Agreement by Phone, the consummation by Phone of the transactions contemplated by this Voting Agreement, or compliance by Phone with any of the provisions of this Voting Agreement shall (i) conflict with or result in any breach of any organizational documents applicable to either Phone, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which either Phone is a party or by which either Phone or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to Phone or any of its properties or assets.

               Section 4. DISCLOSURE. Stockholder agrees to permit Phone to publish and disclose in all documents and schedules filed with the Securities and Exchange Commission, and any press release or other disclosure document that Phone, in its sole discretion, determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, Stockholder's identity and ownership of Company Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Voting Agreement.

               Section 5. CERTAIN RESTRICTIONS.

                      (a) NO SOLICITATION. Stockholder (in his, her or its capacity as such) will not, and will cause its subsidiaries, partners, investment bankers, attorneys, accountants, and other agents and representatives of Stockholder (such subsidiaries, partners, investment bankers, attorneys, accountants, agents and representatives of any person are collectively referred to as the "Representatives" of such person) not to, directly or indirectly (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Alternative Transaction (as defined in the Merger Agreement) or any inquiry with respect thereto or (ii) in the event of any unsolicited Alternative Transaction for the Company or any affiliate of the Company, engage in negotiations or discussions with, or provide any information or data to, any person (other than Phone, any of its affiliates or representatives) relating to any Alternative Transaction; provided, that Stockholder may engage in negotiations or discussions with or provide any information or data to, any such person relating to an Alternative Transaction to the extent that the Company is permitted to engage in such activities pursuant to Section 4.2(a) of the Merger Agreement. Stockholder will, notify Phone orally and in writing of any such offers, proposals, or inquiries relating to the purchase or acquisition by any person of Securities (including, without limitation, the terms and conditions thereof and the identity of the person making it), within 24 hours of the receipt of such offers. Stockholder will, and will cause its Representatives to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any parties conducted prior to the date of this Voting Agreement without respect to any Alternative Transaction relating to the Company, other than discussions or negotiations with Phone and its affiliates and their Representatives.

                      (b) CERTAIN ACTIONS. Prior to the termination of this Voting Agreement, Stockholder agrees not to, directly or indirectly, take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect.

               Section 6. VOTING OF COMPANY COMMON STOCK. Stockholder, in his, her or its capacity as such, hereby agrees that, during the period commencing on the date thirty (30) days prior to the Effective Time (as defined in the Merger Agreement) and continuing until the first to occur of
(a) the Effective Time (as defined in the Merger Agreement) or (b) termination of this Voting Agreement in accordance with its terms, Stockholder will not sell or transfer any Securities or any interest therein to any person unless each person to which any Securities, or any interest in any of such Securities, is or may be transferred shall have (x) executed a counterpart of this Voting Agreement (with such modifications as Phone may reasonably request) and (y) agreed in writing to hold such Securities (or interest in such Securities) subject to all of the terms and provisions of this Voting Agreement. Stockholder, in his, her or its capacity as such, hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time (as defined in the Merger Agreement) or (b) termination of this Voting Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, Stockholder will appear at the meeting or otherwise cause the Securities to be counted as present at the meeting for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Securities in favor of the adoption of the Merger Agreement and the approval of other actions contemplated by the Merger Agreement.

               Section 7. DIRECTORS AND OFFICERS. Notwithstanding any provision of this Voting Agreement to the contrary, nothing in this Voting Agreement shall limit or restrict Stockholder from acting in Stockholder's capacity as a director or officer of the Company (it being understood that this Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of the Company) or voting in Stockholder's sole discretion on any matter other than those matters referred to in Section 6(ii).

               Section 8. PROXY

                      (a) Stockholder hereby irrevocably grants to, and appoints, ____________________________ and ___________________________ or
either of them in their respective capacities as officers of Phone and any individual who shall hereafter succeed to any such office of Phone and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote the Securities, or grant a consent or approval in respect of the Securities, in favor of the Merger, as specified in Section 6.

                      (b) Stockholder represents that any proxies given prior to this Voting Agreement regarding the Existing Shares are not irrevocable, and that such proxies are revoked.

                      (c) Stockholder affirms that the irrevocable proxy set forth in this Section 8 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Voting Agreement. Stockholder further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Stockholder ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

               Section 9. CONSENTS AND WAIVERS. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a party or pursuant to any rights Stockholder may have.

               Section 10. COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions of this Voting Agreement, the Stockholder agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Voting Agreement. Stockholder shall at all times publicly support the Merger; provided, however, that in the event of a Phone Subsequent Determination (as defined in the Merger Agreement), the Stockholder shall have no obligation pursuant to this Section 10 other than to comply with the Stockholder's obligations under Section 6 hereof. Notwithstanding the foregoing, (i) if Stockholder is a director or officer of the Company, nothing contained in this Voting Agreement shall prohibit such director or officer from taking such action as a director or officer of the Company that may be required on the part of such person as a director or officer of the Company; and (ii) except as provided in Section 6 hereof, nothing contained in this Voting Agreement shall prohibit the Stockholder from exercising the voting rights of a stockholder of the Company.

               Section 11. TERMINATION. This Voting Agreement and the proxy granted herein shall terminate on the earliest of (i) the termination of the Merger Agreement, (ii) the agreement of the parties hereto to terminate this Voting Agreement, or (iii) the consummation of the Merger.

               Section 12. MISCELLANEOUS.

                      (a) ENTIRE AGREEMENT. This Voting Agreement
(including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Voting Agreement.

                      (b) SUCCESSORS AND ASSIGNS. This Voting Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties. This Voting Agreement shall be binding upon, inure to the benefit of, and be enforceable by each party and each party's respective heirs, beneficiaries, executors, representatives, and permitted assigns.

                      (c) AMENDMENT AND MODIFICATION. This Voting Agreement may not be amended, altered, supplemented, or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

                      (d) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon (i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand, or (iii) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to Phone to:

                           Phone.com, Inc.
                           800 Chesapeake Drive
                           Redwood City, CA 94603
                           Attention:  General Counsel

                  with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           525 University Avenue
                           Palo Alto, CA 94301
                           Attention:  Kenton J. King, Esq.
                           Telecopy No.:  (650) 470-4570



         If to Stockholder, to:

                           ________________________
                           ________________________
                           ________________________
                           ________________________

                  with a copy to:

                           ________________________
                           ________________________
                           ________________________
                           ________________________

                      (e) SEVERABILITY. Any term or provision of this Voting Agreement which is held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Voting Agreement or affecting the validity or enforceability of any of the terms or provisions of this Voting Agreement in any other jurisdiction. If any provision of this Voting Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                      (f) SPECIFIC PERFORMANCE. Each of the parties recognizes and acknowledges a breach by it of any covenants or agreements contained in this Voting Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money, damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specified performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                      (g) NO WAIVER. The failure of any party to exercise any right, power or remedy provided under this Voting Agreement or otherwise available in respect of this Voting Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Voting Agreement, and any custom or practice of the parties at variance with the terms of this Voting Agreement, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                      (h) NO THIRD PARTY BENEFICIARIES. This Voting Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                      (i) GOVERNING LAW. This Voting Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of law thereof.

                      (j) DESCRIPTIVE HEADING. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Voting Agreement.

                      (k) EXPENSES. All costs and expenses incurred in connection with this Voting Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

                      (l) FURTHER ASSURANCES. From time to time, at any other party's request and without further consideration, each party shall execute and deliver any additional documents and take any further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Voting Agreement.

                      (m) COUNTERPARTS. This Voting Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, Phone.com and Stockholder have caused this Voting Agreement to be duly executed as of the day and year first written above.


                                   PHONE.COM, INC.



                                   By: ____________________________
                                       Name:
                                       Title:



                                   STOCKHOLDER:


                                   ________________________________
                                       Name:






                                                             EXHIBIT D

                         PHONE.COM VOTING AGREEMENT
                         --------------------------


               VOTING AGREEMENT (this "Voting Agreement"), dated as of August 8, 2000, by and between Software.com, Inc., a Delaware corporation ("Software.com") and ______________________________ (the "Stockholder").

                                 RECITALS:

               WHEREAS, concurrently with the execution of this Voting Agreement, Phone.com, Inc., a Delaware corporation (the "Company") and Software.com have entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the parties have agreed, upon the terms and subject to the conditions set forth in the Merger Agreement, to a strategic combination of Phone and Software.com (the "Merger");

               WHEREAS, as of the date hereof, Stockholder is the record and Beneficial Owner (as defined hereinafter) of _________ Existing Shares (as defined hereinafter) of the Common Stock, $0.001 par value, of the Company (the "Company Common Stock");

               WHEREAS, as inducement and a condition to entering into the Merger Agreement, Software.com has required Stockholder to agree, and Stockholder has agreed, to enter into this Voting Agreement;

               NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and agreements contained in this Voting Agreement, the parties, intending to be legally bound, agree as follows:

               Section 1. CERTAIN DEFINITIONS. In addition to the terms defined elsewhere in this Voting Agreement, capitalized terms used and not defined in this Voting Agreement have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Voting Agreement:

                      (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to securities of the same issuer.

                      (b) "Existing Shares" means shares of Company Common Stock Beneficially Owned by Stockholder as of the date of this Voting Agreement provided that, in the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, other than pursuant to the Merger, the term "Existing Shares" will be deemed to refer to and include the shares of Company Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities (as defined hereinafter) may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Voting Agreement.

                      (c) "Securities" means the Existing Shares together with any shares of Company Common Stock or other securities of the Company acquired by Stockholder in any capacity after the date of this Voting Agreement and prior to its termination whether upon the exercise of options, warrants, or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares, or the like, gift, bequest, inheritance, or as a successor in interest in any capacity, or otherwise.

               Section 2. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to Software.com as follows:

                      (a) OWNERSHIP OF SHARES. Stockholder is the sole record and Beneficial Owner of _________ Existing Shares. On the date of this Voting Agreement, the Existing Shares constitute all of the shares of Company Common Stock owned of record or Beneficially Owned by Stockholder. There are no outstanding options or other rights to acquire from Stockholder or obligations of Stockholder to sell or to acquire, any shares of Company Common Stock. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 5, 6 and 7 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Voting Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications, or restrictions on such rights, subject to applicable securities laws and the terms of this Voting Agreement.

                      (b) POWER; BINDING AGREEMENT. Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Voting Agreement. This Voting Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                      (c) NO CONFLICTS. Except for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the Exchange Act, no filing with, and no permit, authorization, consent, or approval of, any state or federal public body or authority ("Governmental Entity") is necessary for the execution of this Voting Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated by this Voting Agreement. None of the execution and delivery of this Voting Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated by this Voting Agreement or compliance by Stockholder with any of the provisions of this Voting Agreement shall (i) conflict with or result in any breach of any organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to Stockholder or any of Stockholder's properties or assets.

                      (d) NO ENCUMBRANCE. Except as permitted by this Voting Agreement, the Existing Shares are now and, at all times during the term of this Voting Agreement, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements, or any other rights whatsoever ("Encumbrances"), except for any such Encumbrances arising hereunder.

                      (e) NO FINDER'S FEES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by this Voting Agreement based upon arrangements made by or on behalf of Stockholder.

                      (f) RELIANCE BY SOFTWARE.COM. Stockholder understands and acknowledges that Software.com is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Voting
Agreement.

               Section 3. REPRESENTATIONS AND WARRANTIES OF SOFTWARE.COM. Software.com represents and warrants to Stockholder as follows:

                      (a) POWER; BINDING AGREEMENT. Software.com has the corporate power and authority to enter into and perform all of its obligations under this Voting Agreement. This Voting Agreement has been duly and validly executed and delivered by Software.com and constitutes a valid and binding agreement of Software.com, enforceable against Software.com in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                      (b) NO CONFLICTS. Except for filings under the HSR Act and the Exchange Act, no filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution of this Voting Agreement by Software.com and the consummation by Software.com of the transactions contemplated by this Voting Agreement. None of the execution and delivery of this Voting Agreement by Software.com, the consummation by Software.com of the transactions contemplated by this Voting Agreement, or compliance by Software.com with any of the provisions of this Voting Agreement shall (i) conflict with or result in any breach of any organizational documents applicable to either Software.com, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which either Software.com is a party or by which either Software.com or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to Software.com or any of its properties or assets.

               Section 4. DISCLOSURE. Stockholder agrees to permit Software.com to publish and disclose in all documents and schedules filed with the Securities and Exchange Commission, and any press release or other disclosure document that Software.com, in its sole discretion, determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, Stockholder's identity and ownership of Company Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Voting Agreement.

               Section 5. CERTAIN RESTRICTIONS.

                      (a) NO SOLICITATION. Stockholder in his, her or its capacity as such will not, and will cause its subsidiaries, partners, investment bankers, attorneys, accountants, and other agents and representatives of Stockholder (such subsidiaries, partners, investment bankers, attorneys, accountants, agents and representatives of any person are collectively referred to as the "Representatives" of such person) not to, directly or indirectly (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Alternative Transaction (as defined in the Merger Agreement) or any inquiry with respect thereto or (ii) in the event of any unsolicited Alternative Transaction for the Company or any affiliate of the Company, engage in negotiations or discussions with, or provide any information or data to, any person (other than Software.com, any of its affiliates or representatives) relating to any Alternative Transaction; provided, that Stockholder may engage in negotiations or discussions with or provide any information or data to, any such person relating to an Alternative Transaction to the extent that Phone is permitted to engage in such activities pursuant to Section 4.2(a) of the Merger Agreement. Stockholder will, notify Software.com orally and in writing of any such offers, proposals, or inquiries relating to the purchase or acquisition by any person of Securities (including, without limitation, the terms and conditions thereof and the identity of the person making it), within 24 hours of the receipt of such offers. Stockholder will, and will cause its Representatives to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any parties conducted prior to the date of this Voting Agreement without respect to any Alternative Transaction relating to the Company, other than discussions or negotiations with Software.com and its affiliates and their Representatives.

                      (b) CERTAIN ACTIONS. Prior to the termination of this Voting Agreement, Stockholder agrees not to, directly or indirectly, take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect.

               Section 6. VOTING OF COMPANY COMMON STOCK. Stockholder, in his, her or its capacity as such, hereby agrees that, during the period commencing on the date thirty (30) days prior to the EffectiveTime (as defined in the Merger Agreement) and continuing until the first to occur of
(a) the Effective Time (as defined in the Merger Agreement) or (b) termination of this Voting Agreement in accordance with its terms, (i) Stockholder will not sell or transfer any Securities or any interest therein to any person unless each person to which any Securities, or any interest in any of such Securities, is or may be transferred shall have (x) executed a counterpart of this Voting Agreement (with such modifications as Software.com may reasonably request) and (y) agreed in writing to hold such Securities (or interest in such Securities) subject to all of the terms and provisions of this Voting Agreement. Stockholder, in his, her or its capacity as such, hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time (as defined in the Merger Agreement) or (b) termination of this Voting Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, Stockholder will appear at the meeting or otherwise cause the Securities to be counted as present at the meeting for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Securities in favor of the adoption of the Merger Agreement and the approval of other actions contemplated by the Merger Agreement.

               Section 7. DIRECTORS AND OFFICERS. Notwithstanding any provision of this Voting Agreement to the contrary, nothing in this Voting Agreement shall limit or restrict Stockholder from acting in Stockholder's capacity as a director or officer of the Company (it being understood that this Voting Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of the Company) or voting in Stockholder's sole discretion on any matter other than those matters referred to in Section 6(ii).

               Section 8. PROXY

                      (a) Stockholder hereby irrevocably grants to, and appoints, ____________________________ and ___________________________ or
either of them in their respective capacities as officers of Software.com and any individual who shall hereafter succeed to any such office of Software.com and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote the Securities, or grant a consent or approval in respect of the Securities, in favor of the Merger, as specified in Section 6.

                      (b) Stockholder represents that any proxies given prior to this Voting Agreement regarding the Existing Shares are not irrevocable, and that such proxies are revoked.

                      (c) Stockholder affirms that the irrevocable proxy set forth in this Section 8 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Voting Agreement. Stockholder further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Stockholder ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

               Section 9. CONSENTS AND WAIVERS. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a party or pursuant to any rights Stockholder may have.

               Section 10. COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions of this Voting Agreement, the Stockholder agrees to use commerically reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Voting Agreement. Stockholder shall at all times publicly support the Merger; provided, however, that in the event of a Phone Subsequent Determination, the Stockholder shall have no obligation pursuant to this
Section 10 other than to comply with the Stockholder's obligations under
Section 6 hereof. Notwithstanding the foregoing, (i) if Stockholder is a director or officer of the Company, nothing contained in this Voting Agreement shall prohibit such director or officer from taking such action as a director or officer of the Company that may be required on the part of such person as a director or officer of the Company; and (ii) except as provided in Section 6 hereof, nothing contained in this Voting Agreement shall prohibit the Stockholder from exercising the voting rights of a stockholder of the Company.

               Section 11. TERMINATION. This Voting Agreement and the proxy granted herein shall terminate on the earliest of (i) the termination of the Merger Agreement, (ii) the agreement of the parties hereto to terminate this Voting Agreement, or (iii) the consummation of the Merger.

               Section 12. MISCELLANEOUS.

                      (a) ENTIRE AGREEMENT. This Voting Agreement
(including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Voting Agreement.

                      (b) SUCCESSORS AND ASSIGNS. This Voting Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties. This Voting Agreement shall be binding upon, inure to the benefit of, and be enforceable by each party and each party's respective heirs, beneficiaries, executors, representatives, and permitted assigns.

                      (c) AMENDMENT AND MODIFICATION. This Voting Agreement may not be amended, altered, supplemented, or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

                      (d) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon (i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand, or (iii) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to Software.com to:

                           Software.com, Inc.
                           525 Anacapa Street
                           Santa Barbara, CA 93101
                           Attention:  General Counsel

                  with a copy to:

                           Wilson Sonsini Goodrich & Rosati,
                             Professional Corporation
                           650 Page Mill Road
                           Palo Alto, CA 94304
                           Attention:  Elizabeth R. Flint, Esq.
                           Telecopy No.:  (650) 493-6811

                  and to:

                           Wilson Sonsini Goodrich & Rosati,
                             Professional Corporation
                           One Market
                           Spear Tower, Suite 3300
                           San Francisco, CA 94105
                           Attention:  Steve L. Camahort, Esq.
                           Telecopy No.:  (415) 947-2099

         If to Stockholder, to:

                           ________________________
                           ________________________
                           ________________________
                           ________________________

                  with a copy to:

                           ________________________
                           ________________________
                           ________________________
                           ________________________


                      (e) SEVERABILITY. Any term or provision of this Voting Agreement which is held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Voting Agreement or affecting the validity or enforceability of any of the terms or provisions of this Voting Agreement in any other jurisdiction. If any provision of this Voting Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                      (f) SPECIFIC PERFORMANCE. Each of the parties recognizes and acknowledges a breach by it of any covenants or agreements contained in this Voting Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money, damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specified performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                      (g) NO WAIVER. The failure of any party to exercise any right, power or remedy provided under this Voting Agreement or otherwise available in respect of this Voting Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Voting Agreement, and any custom or practice of the parties at variance with the terms of this Voting Agreement, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                      (h) NO THIRD PARTY BENEFICIARIES. This Voting Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                      (i) GOVERNING LAW. This Voting Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of law thereof.

                      (j) DESCRIPTIVE HEADING. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Voting Agreement.

                      (k) EXPENSES. All costs and expenses incurred in connection with this Voting Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

                      (l) FURTHER ASSURANCES. From time to time, at any other party's request and without further consideration, each party shall execute and deliver any additional documents and take any further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Voting Agreement.

                      (m) COUNTERPARTS. This Voting Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


                  IN WITNESS WHEREOF, Software.com and Stockholder have caused this Voting Agreement to be duly executed as of the day and year first written above.


                                   SOFTWARE.COM, INC.



                                   By: ____________________________
                                       Name:
                                       Title:



                                   STOCKHOLDER:


                                   _______________________________
                                           Name:






                                                                   EXHIBIT E





                   FORM OF SOFTWARE.COM AFFILIATE LETTER



Phone.com, Inc.
800 Chesapeake Drive
Redwood City, CA 94603

Ladies and Gentlemen:

         I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Sofware.com, Inc., a Delaware corporation ("Software.com"), as the term "affiliate" is used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"). Pursuant to the terms of the Agreement and Plan of Merger dated as of August 8, 2000 (the "Merger Agreement"), among Phone.com, Inc., a Delaware corporation ("Phone"), Silver Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Phone ("Merger Sub"), and Software.com, Merger Sub will be merged with and into Software.com (the "Merger").

         As a result of the Merger, I may receive shares of common stock, par value $0.001 per share, of Phone (the "Phone Securities") in exchange for shares owned by me of common stock, par value $0.001 per share, of Software.com (or upon the exercise of options for such shares).

         I hereby represent, warrant, and covenant to Phone that in the event I receive any Phone Securities as a result of the Merger:

         A. I shall not make any sale, transfer, or other disposition of the Phone Securities in violation of the Securities Act of 1933, as amended (the "Act") or the rules and regulations (the "Rules and Regulations") of the Commission under the Act.

         B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of the Phone Securities, to the extent I felt necessary, with my counsel or counsel for Software.com.

         C. I have been advised that the issuance of Phone Securities to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger is submitted for a vote of the stockholders of Software.com, (i) I may be deemed to be an affiliate of Software.com and (ii) the distribution by me of the Phone Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Phone Securities issued to me in the Merger unless (x) such sale, transfer or other disposition has been registered under the Act, (y) such sale, transfer or other disposition is made in conformity with Rule 145 (as such rule may be hereafter from time to time amended) promulgated by the Commission under the Act, or (z) in the opinion of counsel reasonably acceptable to Phone, or a "no action" letter obtained by me from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         D. I understand that Phone is under no obligation to register the sale, transfer, or other disposition of the Phone Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

         E. I also understand that stop transfer instructions will be given to Phone's transfer agents with respect to the Phone Securities and that there will be placed on the certificates for the Phone Securities issued to me, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR AN EXEMPTION FROM SUCH REGISTRATION."

         F. I also understand that unless the transfer by me of my Phone Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Phone reserves the right to put the following legend on the certificates issued to my transferee:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

         It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) evidence or representations satisfactory to Phone that the Phone Securities represented by such certificates are being or have been sold in a transaction made in conformity with the provisions of Rule 145(d) (as such rule may be hereafter from time to time amended) or (ii) Phone has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Phone, or a "no action" letter obtained by me from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to me.

         I further represent to and covenant with Phone that I will not, from the date thirty (30) days prior to the Effective Time (as defined in the Merger Agreement), sell, transfer or otherwise dispose of or reduce my risk (as contemplated by the SEC Accounting Series Release No. 135) with respect to any Software.com shares or shares of the capital stock of Phone that I may hold and I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to any Phone Securities received by me in the Merger or any other shares of the capital stock of Phone until after such time as combined financial results (including combined sales and net income) covering at least 30 days of combined operations of Software.com and Phone have been published by Phone, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations (such period is referred to herein as the "Pooling Period"). Notwithstanding the foregoing, I understand that during the Pooling Period, subject to obtaining the prior written consent of Phone, I will not be prohibited from selling up to 10% of the shares of Phone Common Stock (the "10% Shares") received by me or shares of Phone Common Stock owned by me or making charitable contributions or bona fide gifts of the shares of Phone Common Stock received by me or shares of Phone Common Stock owned by me, subject to the same restrictions; provided, however, that all holders of Phone Common Stock, as a group, and all holders of Software.com Common Stock, as a group, shall not be permitted to sell, in the aggregate, in excess of one percent (1%) of the total number of shares exchanged in the Merger (the "Threshold"). The 10% Shares shall be calculated in accordance with SEC Accounting Series Release 135, as amended, by Staff Accounting Bulletin No.
76. I covenant with Phone that I will not sell, transfer or otherwise dispose of any 10% Shares during the period commencing from the Effective Time (as defined in the Merger Agreement) and ending on the last day of the Pooling Period except in compliance with Rule 145(d)(i) under the Act or pursuant to charitable contributions or bona fide gifts. I understand that Phone shall not withhold its consent to such disposition so long as such disposition is within the Threshold.

         If at any time, Phone determines that the Merger may not be accounted for as a "pooling of interests," then the restrictions in the preceding paragraph shall terminate 45 days from the date on which it is determined that the Merger may not be accounted for as a "pooling of interests."

         I understand that, if at any time prior to the commencement of the Pooling Period I cease to be an "affiliate" of Software.com, I may request in writing to Phone that I be released from my obligations hereunder and Phone shall grant such request if, in Phone's good faith judgment, Phone determines that I am, in fact, no longer an "affiliate" of Software.com and such release would not otherwise prevent the Merger from being accounted for as a "pooling of interests."

         Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Software.com as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.


                                                     Very truly yours,



                                                     ________________________
                                                     Name:


Accepted this     day of       , 2000  by


Phone.com, Inc.


By  _____________________________
    Name:
    Title:





                                                                  EXHIBIT F



                     FORM OF PHONE.COM AFFILIATE LETTER



Software.com
525 Anacapa Street
Santa Barbara, CA 93101

Ladies and Gentlemen:

         I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Phone.com, Inc., a Delaware corporation ("Phone"), as the term "affiliate" is used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"). Pursuant to the terms of the Agreement and Plan of Merger dated as of August 8, 2000 (the "Merger Agreement"), among Phone, Silver Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Phone ("Merger Sub"), and Software.com, Inc., a Delaware corporation ("Software.com"), Merger Sub will be merged with and into Software.com (the "Merger").

         I understand that in order for the Merger to be accounted for as a pooling of interests, affiliates of Phone and Software.com must not reduce their interests in or risk relative to their ownership of the shares of capital stock of either Phone or Software.com owned by them for a certain time period prior to and following the Merger.

         As an inducement to Software.com to consummate the Merger, I represent to and covenant with Software.com that I will not, from the date thirty (30) days prior to the Effective Time (as defined in the Merger Agreement), sell, transfer or otherwise dispose of or reduce my risk (as contemplated by the SEC Accounting Series Release No. 135) with respect to any shares of the capital stock of either Software.com or Phone that I may hold and I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to any shares of the capital stock of Phone until after such time as combined financial results (including combined sales and net income) covering at least 30 days of combined operations of Software.com and Phone have been published by Phone, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such combined results of operations (such period is referred to herein as the "Pooling Period"). Notwithstanding the foregoing, I understand that during the Pooling Period, subject to obtaining the prior written consent of Phone, I will not be prohibited from selling up to 10% of the shares of Phone Common Stock (the "10% Shares") owned by me, or making charitable contributions or bona fide gifts of the shares of Phone Common Stock owned by me, subject to the same restrictions; provided, however, that all holders of Phone Common Stock, as a group, and all holders of Software.com Common Stock, as a group, shall not be permitted to sell, in the aggregate, in excess of one percent (1%) of the total number of shares exchanged in the Merger (the "Threshold"). The 10% Shares shall be calculated in accordance with SEC Accounting Series Release 135, as amended, by Staff Accounting Bulletin No. 76. I covenant with Software.com that I will not sell, transfer or otherwise dispose of any 10% Shares during the period commencing from the Effective Time (as defined in the Merger Agreement) and ending on the last day of the Pooling Period except in compliance with Rule 145(d)(i) under the Act or pursuant to charitable contributions or bona fide gifts. I understand that Phone shall not withhold its consent to such disposition so long as such disposition is within the Threshold.

         If at any time, Phone determines that the Merger may not be accounted for as a "pooling of interests," then the restrictions in the preceding paragraph shall terminate 45 days from the later of (i) the Effective Time and (ii) the date on which it is determined that the Merger may not be accounted for as a "pooling of interests."

         I understand that, if at any time prior to the commencement of the Pooling Period I cease to be an "affiliate" of Phone, I may request in writing to Phone that I be released from my obligations hereunder and Phone shall grant such request if, in Phone's good faith judgment, Phone determines that I am, in fact, no longer an "affiliate" of Phone and such release would not otherwise prevent the Merger from being accounted for as a "pooling of interests.

         Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Phone as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                                     Very truly yours,



                                                     ________________________
                                                     Name:



Accepted this     day of      , 2000 by

Software.com



By  ______________________________
      Name:
      Title:






                                                                   EXHIBIT G



                    FORM OF MEMORANDUM OF UNDERSTANDING



This Memorandum of Understanding ("MOU") is entered into as of August __, 2000 (the "Effective Date"), by and between Phone.com, Inc., a Delaware corporation with its principal place of business at 800 Chesapeake Drive, Redwood City, California 94063, U.S.A. ("Phone.com") and Software.com, Inc., a Delaware corporation, with its principal place of business at 525 Anacapa Street, Santa Barbara, California 93101 ("Software.com").

1. Each party desires to license, distribute, resell, sublicense, use and test all products which are commercially generally available of the other party (the "Transactions").

2. The parties desire to enter into a definitive Reseller License and Services Agreement ("Definitive Agreement") to document the Transactions and the parties rights and obligations with respect thereto. Except for Paragraphs 3 through 9 below, this MOU is not binding on the parties and neither party shall be bound by any written or oral representations or negotiations between them, directly or indirectly; it being intended that only by entering into the Definitive Agreement shall the parties be bound.

3. The parties agree to use good faith efforts to enter into a Definitive Agreement within ten (10) days from the Effective Date of this MOU.

4. Any expenses incurred by either party in connection with the preparation and/or execution of this MOU and/or the Definitive Agreement, or in connection with the performance of any activities described hereunder, shall be borne by each party, respectively.

5. Any and all confidential information exchanged between the parties hereunder shall be subject to the same terms and conditions contained in the Confidentiality Agreement, dated as of June 2000, between the parties.

6. This MOU shall be construed and governed in accordance with the laws of the State of California without regard to conflict of laws rules.

7. This MOU will cease and terminate upon the occurrence of the earliest of the following:

         (a) the parties enter into the Definitive Agreement; or
         (b) the passage of thirty (30) days from the Effective Date of this MOU.

8. The parties agree to issue a mutually agreeable press release regarding their intent to enter into the Transactions.

9. This MOU constitutes the entire agreement of the parties with respect to the subject matter hereof. No modification of this MOU will be binding on the parties unless it is in writing and signed by authorized representatives of both parties. Nothing herein contained shall be construed to create a joint venture, agency or partnership, or to authorize any party to act as an agent or representative for the other party. Neither party may assign this MOU, or its limited rights or obligations hereunder, to any third party without the prior written consent of the other party.


     PHONE.COM, INC.                              SOFTWARE.COM, INC.

By:                                          By:
    ---------------------------                 ------------------------------

Print Name:                                  Print Name:
            -------------------                         ----------------------

Title:                                       Title:
       ------------------------                    ---------------------------

Date:                                        Date:
      -------------------------                    ---------------------------





                                                               EXHIBIT H


               FORM OF SOFTWARE.COM SPECIAL AFFILIATE LETTER



Phone.com, Inc.
800 Chesapeake Drive
Redwood City, CA 94603

Ladies and Gentlemen:

         I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Software.com, Inc., a Delaware corporation ("Software.com"), as the term "affiliate" (i) is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") or
(ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of August 8, 2000 (the "Merger Agreement"), among Phone.com, Inc., a Delaware corporation ("Phone"), Silver Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Phone ("Merger Sub"), and Software.com, Merger Sub will be merged with and into Software.com (the "Merger").

         As a result of the Merger, I may receive shares of common stock, par value $0.001 per share, of Phone (the "Phone Securities") in exchange for shares owned by me of common stock, par value $0.001 per share, of Software.com (or upon the exercise of options for such shares).

         I hereby represent, warrant, and covenant to Phone that in the event I receive any Phone Securities as a result of the Merger:

         A. I shall not make any sale, transfer, or other disposition of the Phone Securities in violation of the Act or the Rules and Regulations.

         B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of the Phone Securities, to the extent I felt necessary, with my counsel or counsel for Software.com.

         C. I have been advised that the issuance of Phone Securities to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger is submitted for a vote of the stockholders of Software.com, (i) I may be deemed to be an affiliate of Software.com and (ii) the distribution by me of the Phone Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Phone Securities issued to me in the Merger unless (x) such sale, transfer or other disposition has been registered under the Act, (y) such sale, transfer or other disposition is made in conformity with Rule 145 (as such rule may be hereafter from time to time amended) promulgated by the Commission under the Act, or (z) in the opinion of counsel reasonably acceptable to Phone, or a "no action" letter obtained by me from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         D. I understand that Phone is under no obligation to register the sale, transfer, or other disposition of the Phone Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

         E. I also understand that stop transfer instructions will be given to Phone's transfer agents with respect to the Phone Securities and that there will be placed on the certificates for the Phone Securities issued to me, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR AN EXEMPTION FROM SUCH REGISTRATION."

         F. I also understand that unless the transfer by me of my Phone Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Phone reserves the right to put the following legend on the certificates issued to my transferee:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

         It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) evidence or representations satisfactory to Phone that the Phone Securities represented by such certificates are being or have been sold in a transaction made in conformity with the provisions of Rule 145(d) (as such rule may be hereafter from time to time amended) or (ii) Phone has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Phone, or a "no action" letter obtained by me from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to me.

         I further represent to and covenant with Phone that I will not, from the date thirty (30) days prior to the Effective Time (as defined in the Merger Agreement), sell, transfer or otherwise dispose of or reduce my risk (as contemplated by the SEC Accounting Series Release No. 135) with respect to any Software.com shares or shares of the capital stock of Phone that I may hold and I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to any Phone Securities received by me in the Merger or any other shares of the capital stock of Phone until after such time as combined financial results (including combined sales and net income) covering at least 30 days of combined operations of Software.com and Phone have been published by Phone, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations (such period is referred to herein as the "Pooling Period"). Notwithstanding the foregoing, I understand that during the Pooling Period, subject to obtaining the prior written consent of Phone, I will not be prohibited from selling up to 10% of the shares of Phone Common Stock (the "10% Shares") received by me or shares of Phone Common Stock owned by me or making charitable contributions or bona fide gifts of the shares of Phone Common Stock received by me or shares of Phone Common Stock owned by me, subject to the same restrictions; provided, however, that all holders of Phone Common Stock, as a group, and all holders of Software.com Common Stock, as a group, shall not be permitted to sell, in the aggregate, in excess of one percent (1%) of the total number of shares exchanged in the Merger (the "Threshold"). The 10% Shares shall be calculated in accordance with SEC Accounting Series Release 135, as amended, by Staff Accounting Bulletin No.
76. I covenant with Phone that I will not sell, transfer or otherwise dispose of any 10% Shares during the period commencing from the Effective Time (as defined in the Merger Agreement) and ending on the last day of the Pooling Period except in compliance with Rule 145(d)(i) under the Act or pursuant to charitable contributions or bona fide gifts. I understand that Phone shall not withhold its consent to such disposition so long as such disposition is within the Threshold.

         If at any time, Phone determines that the Merger may not be accounted for as a "pooling of interests," then the restrictions in the preceding paragraph shall terminate 45 days from the later of (i) the Effective Time and (ii) the date on which it is determined that the Merger may not be accounted for as a "pooling of interests."

         I understand that, if at any time prior to the commencement of the Pooling Period I cease to be an "affiliate" of Software.com, I may request in writing to Phone that I be released from my obligations hereunder and Phone shall grant such request if, in Phone's good faith judgment, Phone determines that I am, in fact, no longer an "affiliate" of Software.com and such release would not otherwise prevent the Merger from being accounted for as a "pooling of interests."

         Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Software.com as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.


                                            Very truly yours,



                                            _______________________
                                            Name:


Accepted this     day of      , 2000  by


Phone.com


By  _______________________
      Name:
      Title: